UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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CHEROKEE INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CHEROKEE INC.

5990 Sepulveda Boulevard, Suite 600

Sherman Oaks, California 91411

May 26, 2017

To my fellow stockholders,

I am pleased to invite you to attend the 2017 annual meeting of stockholders (the “Annual Meeting”) of Cherokee Inc. (“Cherokee”), to be held on Thursday, June 22, 2017, at 10:00 a.m. (Pacific Time) at Cherokee’s corporate headquarters, located at 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411.

The business to be conducted at the Annual Meeting is set forth in the formal notice of annual meeting of stockholders and proxy statement that accompany this letter.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You are urged to vote your shares electronically through the Internet or by telephone or by completing, signing and returning the paper proxy card enclosed with the proxy statement for the Annual Meeting. Voting on the Internet or by telephone will eliminate the need to return a paper proxy card.

Thank you for your ongoing support of and continued interest in Cherokee

Sincerely,

/s/ Henry Stupp
Henry Stupp
Chief Executive Officer

CHEROKEE INC.

5990 Sepulveda Boulevard, Suite 600

Sherman Oaks, California 91411

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 22, 2017

NOTICE IS HEREBY GIVEN that the 2017 annual meeting of the stockholders (the “Annual Meeting”) of Cherokee Inc. (“Cherokee”) will be held at Cherokee’s corporate headquarters, located at 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411, on Thursday, June 22, 2017 at 10:00 a.m. (Pacific Time) for the following purposes:

1.To elect seven directors to the Board of Directors, who will serve until Cherokee’s 2018 annual meeting of stockholders and until their successors have been duly elected and qualified;

2.To ratify the selection of Ernst & Young LLP as Cherokee’s independent registered public accounting firm for the fiscal year ending February 3, 2018;

3.To hold a non‑binding, advisory vote on Cherokee’s executive compensation;

4.To hold a non‑binding, advisory vote on the frequency of holding an advisory vote on Cherokee’s executive compensation; and

5.To transact such other business as may be properly brought before the Annual Meeting or any postponement or adjournment thereof.

Stockholders of record at the close of business on April 24, 2017 will be entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting at our principal executive offices during normal business hours for 10 days prior to the Annual Meeting.

Cherokee’s Board of Directors urges each stockholder to read carefully the accompanying proxy statement.

By Order of the Board of Directors,

/s/ Howard Siegel
Howard Siegel
Secretary

Sherman Oaks, California

May 26, 2017

CHEROKEE INC.

5990 Sepulveda Boulevard, Suite 600

Sherman Oaks, California 91411

PROXY STATEMENT

2017 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 22, 2017

CHEROKEE INC.

5990 Sepulveda Boulevard, Suite 600

Sherman Oaks, California 91411

PROXY STATEMENT

2017 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 22, 2017

GENERAL INFORMATION

This proxy statement (the “Proxy Statement”) and all related proxy materials are being furnished in connection with the solicitation by the Board of Directors (the “Board” or the “Board of Directors”) of Cherokee Inc., a Delaware corporation (“Cherokee”, the “Company”, “we”, “us” or “our”), of proxies to be used at the 2017 annual meeting of stockholders to be held at our corporate headquarters, located at 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411, on Thursday, June 22, 2017, at 10:00 a.m. (Pacific Time) and any adjournment or postponement thereof (the “Annual Meeting”). Stockholders are being asked to vote at the Annual Meeting on the following proposals: (1) the election of seven directors to the Board of Directors, (2) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending February 3, 2018 (“Fiscal 2018”), (3) the approval, on a non‑binding, advisory basis, of our executive compensation, (4) the approval, on a non‑binding, advisory basis, of the frequency of holding an advisory vote on our executive compensation (once every one, two or three years), and (5) such other business as may properly come before the Annual Meeting. This Proxy Statement summarizes the information you need to know in order to vote on these proposals in an informed manner.

Delivery of Proxy Materials

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), we have elected to deliver our proxy materials for the Annual Meeting, including this Proxy Statement, our Annual Report on Form 10‑K (the “Annual Report”) for our fiscal year ended January 28, 2017 (“Fiscal 2017”), and a proxy card for the Annual Meeting, to our stockholders by mail or, if a stockholder has previously agreed, by e-mail. Accordingly, we expect to mail or, to stockholders who have agreed, e-mail this Proxy Statement and our other proxy materials to our stockholders on or about May 26, 2017. If you would like to receive our proxy materials for future annual meetings of our stockholders by e-mail rather than by mail, you may submit such consent to electronic delivery by writing to the attention of our Corporate Secretary at the address of our principal executive offices.

In addition, we are also making all of our proxy materials for the Annual Meeting available on the Internet. Applicable SEC rules require us to notify our stockholders of the availability of prior proxy materials on the Internet with the following notice:

Important Notice Regarding the Availability of Proxy Materials

For the Stockholders Meeting to be held on Thursday, June 22, 2017

This Proxy Statement and the Annual Report are available at

www.proxyvote.com

Record Date, Outstanding Shares

Our Board of Directors has fixed April 24, 2017 as the record date to determine the stockholders entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 12,951,284 shares of common stock outstanding.

Voting Matters

Voting Rights

Each of our stockholders is entitled to one vote for each share of common stock held as of the record date for the Annual Meeting on each matter to come before the Annual Meeting.

Quorum Requirement

We will have the required quorum to conduct the business of the Annual Meeting if holders of a majority of the outstanding shares of our common stock as of the record date are present in person or represented by proxy at the Annual Meeting. Pursuant to our amended and restated bylaws (“Bylaws”) and applicable Delaware law, shares represented by proxies that reflect abstentions or “broker non‑votes,” discussed below, will be counted as shares that are present for purposes of determining the presence of a quorum.

Effect of Not Providing Voting Instructions; Broker Non-Votes

If you are a stockholder of record and you submit a valid proxy that is not revoked before your shares are voted at the Annual Meeting and that does not provide voting instructions with respect to your shares, all shares represented by your proxy will be voted in accordance with the recommendation of the Board of Directors on each proposal to be presented at the Annual Meeting, as described in this Proxy Statement.

If you hold your shares in “street name” (that is, your shares are held by a broker or other nominee on your behalf as the beneficial owner, but are not held in your name), it is critical that you provide voting instructions to your broker or other nominee if you want your vote to count in the election of directors (Proposal 1), the advisory vote on our executive compensation (Proposal 3) and the advisory vote on the frequency of holding an advisory vote on our executive compensation (once every one, two or three years) (Proposal 4). These proposals constitute “non‑routine” matters on which a broker or other nominee is not entitled to vote shares held for a beneficial owner without receiving specific voting instructions from the beneficial owner. As a result, if you hold your shares in street name and you do not instruct your broker on how to vote on Proposals 1, 3 and 4, no vote will be cast on these proposals on your behalf and a “broker non-vote” will occur. Your broker or other nominee will, however, have discretion to vote uninstructed shares on the ratification of the appointment of our independent registered public accounting firm (Proposal 2), because this proposal constitutes a “routine” matter on which a broker or other nominee is entitled to vote shares held for a beneficial owner even without receiving voting instructions from the beneficial owner.

Voting Requirements

The election of directors (Proposal 1) will be determined by a plurality of the votes cast on the proposal by shares present in person or represented by proxy at the Annual Meeting, meaning that the nominees receiving the highest number of votes up to the number of directors to be elected at the Annual Meeting (seven) will be duly elected as directors. Additionally, the advisory vote on the frequency of holding an advisory vote on our executive compensation (once every one, two or three years) (Proposal 4) will be determined by a plurality of the votes cast on the proposal by shares present in person or represented by proxy at the Annual Meeting, meaning that the frequency that receives the highest number of votes will be deemed the preferred frequency of our stockholders. Abstentions and broker non‑votes, if any, will have no effect on the outcome of the votes on these proposals.

The ratification of the appointment of our independent registered public accounting firm (Proposal 2) and the advisory vote on our executive compensation (Proposal 3) must each be approved by the affirmative vote of a majority of the votes cast on the proposal by shares present in person or represented by proxy at the Annual Meeting. As a result, abstentions, if any, will have no effect on the outcome of the votes on these proposals, broker non-votes are not expected to occur on the vote to ratify the appointment of our independent registered public accounting firm, and broker non-votes, if any, will have no effect on the outcome of the advisory vote on our executive compensation.

Below is a summary of the voting requirements for each proposal to be voted on at the Annual Meeting:

Proposal	Vote Required	Routine vs. Non-Routine Matter	Effect of Abstentions and Broker Non-Votes
1: Election of Directors	Plurality of Votes Cast	Non-Routine	No effect
2: Ratification of Independent Registered Public Accounting Firm	Majority of Votes Cast	Routine	Abstentions will have no effect Broker non-votes not expected to occur
3: Advisory Vote on Executive Compensation	Majority of Votes Cast	Non-Routine	No effect
4: Advisory Vote on Frequency of Vote on Executive Compensation	Plurality of Votes Cast	Non-Routine	No effect

How to Vote

Stockholders of Record

You are a stockholder of record if, at the close of business on the record date for the Annual Meeting, your shares were registered directly in your name with Computershare Trust Company, N.A., our transfer agent. If you are a stockholder of record, there are several ways for you to vote your shares, as follows:

•

By Mail.  You may submit your vote by completing, signing and dating the proxy card provided to you for use at the Annual Meeting and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than the Annual Meeting to be voted at the Annual Meeting.

•

By Telephone or on the Internet.  You may vote your shares by telephone or on the Internet by following the instructions provided on the proxy card for the Annual Meeting. If you vote by telephone or on the Internet, you do not need to return a paper proxy card by mail. Internet and telephone voting are available 24 hours a day. Votes submitted by telephone or on the Internet must be received by 11:59 p.m. Eastern Time on June 21, 2017.

•

In Person at the Annual Meeting.  You may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy card or vote by telephone or on the Internet by the applicable deadline, to ensure that your vote will be counted if you later decide not to attend the Annual Meeting.

If you are a stockholder of record entitled to vote at the Annual Meeting, you may revoke your proxy at any time before it is voted at the Annual Meeting by taking any one of the following actions:

•	Later-Dated Vote. You may revoke a previously submitted proxy by submitting a later‑dated vote in person at the Annual Meeting, by Internet, by telephone, or by mail.

•	Written Notice. You may also revoke a previously submitted proxy by delivering written notice of revocation to our Corporate Secretary at the address of our principal executive offices.

Any new proxy card or written notice of revocation that is mailed to us must include the stockholder’s name and must be received prior to the Annual Meeting to be effective, and any later‑dated vote submitted by telephone or on the Internet must be received by 11:59 p.m. Eastern Time on June 21, 2017 to be effective. Only your latest-dated vote that is received by the deadline applicable to each voting method will be counted.

Beneficial Owners

You are a beneficial owner of shares held in street name if, at the close of business on the record date for the Annual Meeting, your shares were held by a broker, or other nominee and not in your name. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you are a beneficial owner of your shares, you should receive voting instructions from the broker or other nominee that holds your shares, and you should follow those instructions in order to direct your broker or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting processes of your broker or other nominee. If you are a beneficial owner of shares held in street name, you may vote your shares in person at the Annual Meeting only if you obtain a legal proxy from the broker or other nominee holding your shares giving you the right to vote the shares.

If your shares are held in street name, you should follow the instructions provided by your broker or other nominee regarding how to revoke a previously submitted proxy.

Attending the Annual Meeting

All stockholders that owned our common stock at the close of business on the record date for the Annual Meeting, or their duly appointed proxies, may attend the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy card or vote by telephone or on the Internet by the applicable deadline, to ensure that your vote will be counted. Please see “How to Vote” above for voting instructions.

If you attend the Annual Meeting in person, you may be asked to present valid picture identification, such as a driver’s license or passport. Additionally, if you are a beneficial owner of shares held in street name, you must bring to the Annual Meeting a copy of a brokerage statement reflecting your ownership of our common stock as of the record date, so that we may identify you as a stockholder of our Company.

Submitting your vote prior to the Annual Meeting will not affect your right to vote at the Annual Meeting should you decide to attend; however, your attendance at the Annual Meeting after having submitted a valid proxy will not in and of itself constitute a revocation of your proxy. In order to do so, you will be required to give oral notice of your intention to vote in person to the inspector of elections of the Annual Meeting and submit a completed ballot at the Annual Meeting reflecting your new vote.

Adjournments and Postponements

Although it is not expected, the Annual Meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment or postponement may be made without notice by an announcement at the Annual Meeting. All signed proxy cards and proxies submitted on the Internet or by telephone that are received by us by the deadline applicable to each voting method, as described under “How to Vote” above, will be voted in favor of an adjournment or postponement in these circumstances. Any adjournment or postponement of the Annual Meeting for the purpose of soliciting additional proxies will allow our stockholders who have already provided their proxies to revoke them at any time prior to their use.

Solicitation of Proxies

The expense of soliciting proxies and the cost of preparing, printing, assembling and mailing materials in connection with the solicitation of proxies will be paid by Cherokee. In addition to the use of the mail, proxies may be solicited by personal interview, telephone or e‑mail by our officers, directors and other employees, who will not receive any additional compensation for these services. We have not engaged employees for the specific purpose of soliciting proxies or a proxy solicitation firm to assist us in soliciting proxies, but we may elect to engage and pay the cost of such employees or such a proxy solicitation firm at any time. In addition, we will request persons, firms and corporations holding shares in their names or in the names of their nominees that are beneficially owned by others to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners, and we will reimburse such holders for their reasonable expenses in so doing.

Householding

To reduce the expenses of delivering duplicate materials to our stockholders, we are delivering one copy of our proxy materials for the Annual Meeting, including this Proxy Statement and the Annual Report, to multiple stockholders who share the same address, unless we have received contrary instructions from a stockholder. Upon our receipt of a written or oral request, we will deliver promptly, at no charge, a separate copy of this Proxy Statement or the Annual Report to any stockholder at a shared address to which we have delivered a single copy of any of these documents. Additionally, stockholders who share an address and receive a single copy of this Proxy Statement or the Annual Report may request to receive multiple copies of any of these documents for future annual meetings of our stockholders, and stockholders who share an address and receive multiple copies of this Proxy Statement or the Annual Report may request to receive a single copy of any of these documents for our future annual meetings of stockholders. Any such requests should be directed to us by calling (818) 908‑9868 or by writing to Investor Relations at the address of our principal executive offices.

Security Ownership of Certain Beneficial Owners and Management

The following table shows the number of shares of our common stock beneficially owned by, and percentage ownership of, the following:

•	each stockholder known by us to beneficially own more than 5% of the outstanding shares of our common stock;
•	each current director and director nominee;
•

all persons serving as Chief Executive Officer and Chief Financial Officer during Fiscal 2017, as well as our only other executive officer serving as such during Fiscal 2017 (our Chief Operating Officer) (collectively, the “Named Executive Officers”); and

•	all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Under such rules, a person’s beneficial ownership includes any shares that the person has the right to acquire as of or within 60 days after April 24, 2017, through the exercise or conversion of any outstanding stock options or other rights or the vesting of any outstanding restricted stock units (“RSUs”). Such shares that a person has the right to acquire are deemed to be outstanding for the purpose of computing the percentage ownership of that person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. All ownership percentages in the table below are based on 12,951,284 shares of our common stock outstanding as of April 24, 2017.

Unless otherwise indicated in the notes to the table below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of our common stock identified as beneficially owned by them, except to the extent authority is shared by spouses under applicable community property laws. Additionally, unless otherwise indicated in the notes to the table below, all information is as of April 24, 2017 and the address of each person is c/o Cherokee Inc., 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411.

	Amount of	Percentage
Name and Address of Beneficial Owner	Beneficial Ownership	of Class (%)
5% Stockholders:
Cove Street Capital, LLC(1)	2,423,820	18.7
Headlands Strategic Opportunities Fund, LP(2)	1,562,617	12.1
NorthPointe Capital, LLC	700,359	5.4
Non-Employee Directors:
Jess Ravich(3)	372,847	2.9
Keith Hull(4)	53,269	*
Robert Galvin(5)	40,449	*
Frank Tworecke(6)	39,999	*
Carol Baiocchi	—	—
Susan E. Engel	—	—
Named Executive Officers:
Henry Stupp(7)	275,514	2.1
Howard Siegel(8)	335,601	2.5
Jason Boling(9)	133,898	*
All current executive officers and directors as a group (9 persons)(10)	1,251,577	9.2

*Represents beneficial ownership of less than 1%, based on shares of common stock outstanding as of April 24,  2017.

(1)

The number of shares reported as beneficially owned is based solely on a Schedule 13G/A with a reporting date of December 31, 2016 filed with the SEC by Cove Street Capital, LLC. Cove Street Capital, LLC reports its principal business address as 2101 E. El Segundo Boulevard, Suite 302, El Segundo, California 90245.

(2)

The number of shares reported as beneficially owned is based solely on a Schedule 13G/A with a reporting date of December 31, 2016 filed with the SEC by Headlands Strategic Opportunities Fund, LP, Headlands Capital Management, LLC, its general partner, and David E. Park III and David W. Cost Jr., members of the investment committee of Headlands Capital Management, LLC. Each of these reporting persons reports its principal business address as One Ferry Building, Suite 255, San Francisco, California 94111.

(3)

Includes 44,333 shares of our common stock subject to stock options currently exercisable or exercisable within 60 days after April 24, 2017, and 13,333 shares of our common stock subject to RSUs that will vest and settle within 60 days after April 24, 2017.

(4)

Includes 35,666 shares of our common stock subject to stock options currently exercisable or exercisable within 60 days after April 24, 2017, and 2,500 shares of our common stock subject to RSUs that will vest and settle within 60 days after April 24, 2017.

(5)

Includes 27,666 shares of our common stock subject to stock options currently exercisable or exercisable within 60 days after April 24, 2017, and 2,500 shares of our common stock subject to RSUs that will vest and settle within 60 days after April 24, 2017.

(6)

Includes 27,666 shares of our common stock subject to stock options currently exercisable or exercisable within 60 days after April 24, 2017, and 2,500 shares of our common stock subject to RSUs that will vest and settle within 60 days after April 24, 2017.

(7)

Includes 145,001 shares of our common stock subject to stock options currently exercisable or exercisable within 60 days after April 24, 2017, and 16,667 shares of our common stock subject to RSUs that will vest and settle within 60 days after April 24, 2017.

(8)

Includes 276,666 shares of our common stock subject to stock options currently exercisable or exercisable within 60 days after April 24, 2017, and 6,667 shares of our common stock subject to RSUs that will vest and settle within 60 days after April 24, 2017.

(9)

Includes 116,666 shares of our common stock subject to stock options currently exercisable or exercisable within 60 days after April 24, 2017, and 6,667 shares of our common stock subject to RSUs that will vest and settle within 60 days after April 24, 2017.

(10)

Includes 673,664 shares of our common stock subject to stock options currently exercisable or exercisable within 60 days after April 24, 2017, and 50,834 shares of our common stock subject to RSUs that will vest and settle within 60 days after April 24, 2017.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will be asked to elect seven directors to serve for one-year terms until the next annual meeting of stockholders and until their respective successors are elected and qualified. Each of the nominees is currently a director of Cherokee and, except for Ms. Engel and Ms. Baiocchi, was elected or re-elected by our stockholders at our 2016 annual meeting of stockholders. Ms. Engel and Ms. Baiocchi, who were appointed as directors in February 2017, were identified and recommended by certain of our existing directors and stockholders to our Nominating and Governance Committee, which then recommended their appointment to the Board.

Each nominee has consented to being named in this Proxy Statement as a nominee for election as a director and has agreed to serve as a director if elected. In the event that any nominee for director should become unavailable to serve, it is intended that votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors. The Board of Directors has no present knowledge that any of the nominees will be unavailable to serve.

There are no family relationships between any director nominees or executive officers of Cherokee, and there are no arrangements or understandings between any director nominee and any other person pursuant to which such nominee was or is selected as a director or nominee.

Director Nominees

The following table sets forth the principal occupation or employment and principal business of the employer, if any, of each director nominee, as well as his or her age, business experience and qualifications, other directorships held by him or her and the period during which he or she has served as a director of Cherokee. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should be nominated to serve as a director, we also believe that all of our director nominees have demonstrated integrity, honesty, adherence to high ethical standards and an ability to exercise sound judgment, as well as business acumen and a commitment to Cherokee, in their past service on the Board.

Name, Age and Present Position with the Company	Principal Occupation; Other Directorships; Business Experience
Carol Baiocchi, 66 Director

Ms. Baiocchi has been a director of Cherokee since February 2017. Ms. Baiocchi currently serves as a director of Two Ten Footwear Foundation, a charitable foundation that offers assistance to the footwear industry community. She formerly served as chairman and vice-chair for the foundation. Ms. Baiocchi is also co-founder of the Women in Footwear Industry (WIFI) Community Initiative and currently serves as co-director. From 2009 to 2016, Ms. Baiocchi served as senior vice president, footwear for Kohl’s Corporation. During her tenure, she led merchandising and creation for licensed brands, increasing the retailer’s penetration in fashion footwear and expanding the athletic footprint. From 1994 to 2009, Ms. Baiocchi served as vice president/divisional merchandise manager, women’s footwear at Macy’s West, a division of Macy’s Inc., where she planned and executed merchandising and product development throughout the company’s multiple store group consolidations. Ms. Baiocchi holds a Bachelor of Arts degree from Loyola University.

We believe Ms. Baiocchi possesses a wide range of qualifications to serve on the Board of Directors, including her extensive experience in our industry and her track record of successfully growing consumer products and retail businesses.

Name, Age and Present Position with the Company	Principal Occupation; Other Directorships; Business Experience
Susan E. Engel, 70 Director

Ms. Engel has been a director of Cherokee since February 2017. She possesses extensive corporate board experience, having previously served as a director for nine public and private companies, including Wells Fargo & Company from 1998 to April 2017 and SuperValu Inc. from 1999 to 2013. Ms. Engel formerly served as chief executive officer of Portero Luxury, a New York based e-commerce company, from 2009 to 2013, where she led a restructuring initiative and oversaw the successful sale of the company. From 1994 to 2007, Ms. Engel served as president, and later as chair and chief executive officer, of Lenox Corporation (formerly Department 56), a manufacturer, designer and distributor of collectables. At Lenox, Ms. Engel led a supply chain and line extension strategy, leading the company into new channels of distribution and strategic acquisitions. Prior to Lenox, Ms. Engel served as chief executive officer and president of Champion Athletic, a division of Sara Lee Corporation. Ms. Engel holds a Masters of Business Administration from Harvard Business School, and a Bachelor of Science from Cornell University.

We believe Ms. Engel possesses a wide range of qualifications to sit on our Board of Directors, including her private label and brand development expertise, as well as her significant experience serving as a public company director.

Name, Age and Present Position with the Company	Principal Occupation; Other Directorships; Business Experience
Robert Galvin, 56 Director

Mr. Galvin has been a director of Cherokee since June 2012. Mr. Galvin is the founder and Principal of Galvin Consulting, LLC, a consulting firm providing strategic services to private equity firms. Mr. Galvin served as the Chief Executive Officer of Elie Tahari, a luxury fashion label, from January 2013 to November 2013. Previously, Mr. Galvin served as President of the Camuto Group, a leading global women’s fashion footwear company, from 2007 to 2012. Prior to his tenure with the Camuto Group, Mr. Galvin was the Chief Operating Officer of Sport Brands Limited from 2003 to 2007; Managing Director and Chief Administrative Officer of Kurt Salmon Associates from 2000 to 2003; Vice President and Chief Financial Officer of York International Corporation from 1999 to 2000; Executive Vice President and Chief Financial Officer of the Nine West Group from 1995 to 1999; and a Partner at Deloitte & Touche, LLP from 1993 to 1995, having joined the company in 1981 and co‑founding the Connecticut Retail and Distribution Practice. In addition, Mr. Galvin was a member of the board of directors of Team Continuum from 2004 to 2013 and Mr. Galvin currently sits on the board of directors for Lands’ End, bebe and Big 5 Sporting Goods, since May 2014, November 2014 and July 2015, respectively.

Mr. Galvin brings to the Board his extensive experience in the apparel industry and in management, which he has acquired through his service as a chief executive officer or in other senior executive positions at several leading apparel companies for more than 15 years. As a result of this experience, Mr. Galvin provides the Board with important insight into our key markets, business strategies and our existing or proposed licensing partners. In addition, we believe Mr. Galvin’s training and experience in accounting and finance, including his experience as a partner at a prominent international accounting firm, enable Mr. Galvin to provide significant expertise to Cherokee in matters such as evaluating brand acquisitions and financial planning.

Name, Age and Present Position with the Company	Principal Occupation; Other Directorships; Business Experience
Keith Hull, 64 Director

Mr. Hull has been a director of Cherokee since June 1995. Mr. Hull has served as a consultant for Kaltex America, a global manufacturer of textiles, since 2010. Prior to joining Kaltex America, Mr. Hull served from 2008 to mid‑2010 as the Group Chief Executive Officer of UCO Raymond Denim of Gent, Belgium, a global textile manufacturing operation with distribution and manufacturing facilities on three continents. Prior to joining UCO Raymond Denim in 2008, Mr. Hull was an Executive Vice President with Global Emergency Resources, LLC, a technology company offering products to hospitals and public health organizations for critical resource tracking during emergencies. Prior to that, Mr. Hull was President of Avondale Fabrics and Corporate Vice President of its parent, Avondale Mills Inc., for eight years and, in 2004, Mr. Hull was named President and Chief Operating Officer of Avondale Mills. Avondale Mills is a diversified manufacturer of textiles. In addition, Mr. Hull was a member of the board of directors of the Avondale Foundation from August 2000 to February 2007. From 2002 to June 2006, Mr. Hull was a member of the University of South Carolina—Aiken’s Partnership board of directors.

Mr. Hull is a long‑standing member of our Board and has a deep knowledge of Cherokee and the industry in which we compete. We believe Mr. Hull possesses a wide range of qualifications to sit on our Board of Directors, including his former position as the Chief Executive Officer of a global textile manufacturing operation, his contacts and experience within the textile industry and his extensive management experience across various industries.

Name, Age and Present Position with the Company	Principal Occupation; Other Directorships; Business Experience
Jess Ravich, 59 Chairman

Mr. Ravich has been a director of Cherokee since May 1995 and has been Chairman of the Board since January 2011. Mr. Ravich currently serves as Group Managing Director and Head of Alternative Products at Trust Company of the West, an international asset management firm, a position he assumed in December 2012. From November 2009 to December 2012, Mr. Ravich served as a Managing Director of Houlihan Lokey, an international investment banking firm. Prior to that, Mr. Ravich was the Chief Executive Officer of Libra Securities Holdings, LLC. Prior to founding Libra Securities in 1991, Mr. Ravich was an Executive Vice President at Jefferies & Co., Inc. and a Senior Vice President at Drexel Burnham Lambert. Mr. Ravich also serves as the executive chairman of ALJ Regional Holdings, Inc. (OTC: ALJJ) since 2006 and as a director of A‑Mark since 2014, and TCW Direct Lending LLC since 2014.  Mr. Ravich previously served as a member of the board of directors of Spectrum Group Internation, Inc. from 2009 to 2014 and Great Elm Capital Group, Inc. from 2015 to 2016. In addition to his professional responsibilities, Mr. Ravich in the past has served on the Undergraduate Executive Board of the Wharton School and the Board of Trustees of the Archer School for Girls.

Mr. Ravich is a long‑standing member of our Board and has a deep knowledge of Cherokee and the industry in which we compete. We believe that Mr. Ravich is well qualified to serve on the Board of Directors due to the depth and breadth of his business experience, experience on public company boards, extensive financial experience, technical skills across various industries, experience in mergers and acquisitions and leadership skills.

Name, Age and Present Position with the Company	Principal Occupation; Other Directorships; Business Experience
Henry Stupp, 52 Director and Chief Executive Officer

Henry Stupp became our Chief Executive Officer and a director in August 2010. Prior to joining Cherokee, Mr. Stupp was a co‑founder of Montreal‑based Novel Teez Designs, later known as NTD Apparel USA LLC, a leading licensee of entertainment, character, sport and branded apparel, and a supplier to many major North American retailers, having most recently served as President of NTD Apparel USA from 2005 until 2010. During his tenure with NTD Apparel USA, Mr. Stupp successfully identified, negotiated, and introduced many well‑known licenses and brands to a broad retail audience. In addition, Mr. Stupp is currently serving a two‑year term as a Director of the International Licensing Industry Merchandiser’s Association. Mr. Stupp attended Concordia University where he majored in Economics.

As our Chief Executive Officer, Mr. Stupp brings to the Board critical insight into our operations and business. His extensive experience in the apparel business and with merchandise licensing, coupled with his in‑depth knowledge of Cherokee, provides our Board with important knowledge and skills and facilitates the Board’s oversight of strategic and financial planning and other critical management functions.

Frank Tworecke, 68 Director

Mr. Tworecke has been a director of Cherokee since July 2012. Mr. Tworecke most recently served as a special advisor to Warnaco Group Inc. through December 31, 2012, which followed his service to Warnaco Group as Group President of Sportswear from May 2004 until his retirement effective July 1, 2012. During his tenure as Group President, Mr. Tworecke was responsible for Warnaco Group Inc.’s Calvin Klein® Jeans, Calvin Klein® Underwear and Chaps® domestic and international units. From November 1999 to April 2004, Mr. Tworecke served at Bon‑Ton Stores, a department store operator. While at Bon‑Ton Stores, he served as President and Chief Operating Officer from June 2000 to April 2004 and as Vice Chairman from November 1999 to June 2000. Previously, he was President and Chief Operating Officer of Jos. A. Bank. Mr. Tworecke has also held senior management positions with other specialty and department store retailers including MGR, Inc., Rich’s Lazarus Goldsmith (now known as Macy’s), and John Wanamaker. Mr. Tworecke was a member of the board of the Hampshire Group, Limited (OTC Markets: Hamp) from April 2013 through January 2015. In addition, Mr. Tworecke is a member of the board of advisors of Grafton‑Fraser Inc., a private, Toronto‑based men’s apparel retailer, and a former member of the Business Advisory Council of the Department of Applied Economics and Management at Cornell University. He received a B.S. from Cornell University in 1968 and an MBA from Syracuse University in 1972.

We believe Mr. Tworecke possesses a wide range of qualifications to sit on our Board of Directors, including his extensive experience as an apparel industry executive and his invaluable knowledge of our industry, which enable him to provide expert guidance and insight into our business and the competitive landscape in which we operate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF
EACH DIRECTOR NOMINEE.

PROPOSAL 2

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed Ernst & Young LLP (“Ernst & Young”) as Cherokee’s independent registered public accounting firm for Fiscal 2017, and has further directed that the appointment of such firm be submitted for ratification by our stockholders at the Annual Meeting. Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. Ernst & Young has served as our independent registered public accounting firm since December 19, 2012 and has audited Cherokee’s financial statements for all of our fiscal years ended after that date.

Stockholder ratification of the appointment of Ernst & Young as Cherokee’s independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the appointment of Ernst & Young to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain the firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Cherokee and its stockholders.

Independent Registered Public Accounting Firm Fees and Services

The following table shows the aggregate fees billed to us for professional services rendered by Ernst & Young in Fiscal 2017 and our fiscal year ended January 30, 2016 (“Fiscal 2016”):

	Ernst & Young	Ernst & Young
	Fiscal 2017	Fiscal 2016
Audit Fees(1)	$1,646,300	$491,169
Tax Fees(2)	$9,000	$—

(1)

Audit Fees consist of fees for professional services rendered for the integrated audit of Cherokee’s annual consolidated financial statements (including services related to the audit of Cherokee’s internal control over financial reporting) and review of Cherokee’s quarterly consolidated financial statements by Ernst & Young for Fiscal 2017 and Fiscal 2016.

(2)	Tax Fees consist of fees for professional services rendered for tax compliance, tax advice and tax planning, in connection with a tax audit.

Pre‑Approval Policies and Procedures

Pursuant to its charter, Cherokee’s Audit Committee annually reviews and pre‑approves all audit and permissible non‑audit services that may be provided by our independent registered public accounting firm and establishes a pre‑approved aggregate fee level for all of these services, subject to exceptions for certain “de minimus” services and amounts in accordance with applicable SEC rules. Any proposed service not included within the list of pre‑approved services or any proposed service that will cause Cherokee to exceed the pre‑approved aggregate fee level requires specific pre‑approval by the Audit Committee. All of the services rendered by our independent public accountant during Fiscal 2017 and Fiscal 2016 were pre‑approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF
THE APPOINTMENT OF ERNST & YOUNG AS CHEROKEE’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR FISCAL 2018.

PROPOSAL 3

NON-BINDING, ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd‑Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd‑Frank Act”) added Section 14A to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires that we provide our stockholders with the opportunity to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers, as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

As described in detail under “Compensation Discussion and Analysis” below, our executive compensation programs are designed to encourage high performance, attract and retain highly qualified and motivated executive officers, align the interests of our executive officers with the interest of Cherokee’s stockholders and promote accountability. Please see “Compensation Discussion and Analysis” and “Executive Compensation” below, beginning on page 24 of this Proxy Statement, for additional information about our executive compensation programs, including information about the compensation paid to our Named Executive Officers in Fiscal 2017.

In this proposal, commonly known as a “say-on-pay” proposal, we are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement. The vote on this proposal is not intended to address any specific element of compensation, but rather relates to the overall compensation of our Named Executive Officers, as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote on this say-on-pay proposal is advisory and therefore not binding on Cherokee, the Compensation Committee or our Board of Directors in any way; however, our Board of Directors and our Compensation Committee value the opinions of our stockholders and will consider the results of this vote in future compensation decisions, including evaluating whether any actions are necessary to address any concerns of our stockholders evidenced by a significant negative vote on this proposal.

Accordingly, our Board of Directors asks that our stockholders cast a non-binding, advisory vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on a non-binding, advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for its 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure included therein.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN
THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 4

NON-BINDING, ADVISORY VOTE To Approve THE FREQUENCY OF
AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

In addition to the advisory vote on our executive compensation (see Proposal 3 of this Proxy Statement), Section 14A of the Exchange Act, as added by the Dodd-Frank Act, also requires that we provide our stockholders with the opportunity to indicate, on a non-binding, advisory basis, the frequency with which we should seek an advisory vote on our executive compensation. This proposal, commonly known as a “say-on-frequency” proposal, is required at least once every six years beginning with our annual meeting of stockholders held in June 2011, and as such, is again required at the Annual Meeting.

After careful consideration, the Board has determined that an advisory vote on our executive compensation that occurs every one year is the most appropriate frequency for the Company, and therefore the Board recommends that you vote for a one-year interval for advisory votes on our executive compensation. In formulating its recommendation, the Board noted the Company’s current practice of holding an annual advisory vote on our executive compensation, which is consistent with the Board’s recommendation and the say-on-frequency vote of our stockholders at our 2011 annual meeting, and considered, among other factors, that an annual advisory vote on our executive compensation provides a clear, simple means for us to obtain information on investor sentiment about our executive compensation programs on at least an annual basis and supports stockholder communication by providing our stockholders with a means to provide direct input regarding our compensation philosophy, policies and practices as disclosed in our proxy statements.

In this say-on-frequency proposal, we are asking our stockholders to indicate whether they would prefer that we hold an advisory vote on our executive compensation once every one, two or three years. The vote on this say-on-frequency proposal is advisory and therefore not binding on Cherokee, the Compensation Committee or our Board of Directors in any way. We recognize that our stockholders may have differing views on the appropriate frequency for holding an advisory vote on our executive compensation, and although the Board may decide that it is in the best interests of the Company and our stockholders to hold such an advisory vote more or less frequently than the option approved by our stockholders, the Board and the Compensation Committee value the opinions of our stockholders and will consider the results of this proposal in making its decision.

Accordingly, our Board of Directors asks that our stockholders cast a non-binding, advisory vote for once every “ONE YEAR” in response to the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders determine, on an advisory, non-binding basis, whether the preferred frequency of an advisory, non-binding vote on the executive compensation of the Company's named executive officers, as disclosed in in the Company's proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, is once every one year, two years or three years.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EVERY “ONE YEAR”
AS THE PREFERRED FREQUENCY FOR HOLDING AN ADVISORY VOTE
ON EXECUTIVE COMPENSATION.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors has unanimously determined that each of Ms. Baiocchi, Ms. Engel, Mr. Galvin, Mr. Hull, Mr. Ravich and Mr. Tworecke, constituting six of the seven directors standing for re‑election at the Annual Meeting, is an independent director within the meaning of Marketplace Rule 5605(a)(2) of The NASDAQ Stock Market LLC (“NASDAQ”). In addition, the Board has determined that, based upon such independence standards, Mr. Ewing, our former director until his resignation in February 2017, was an independent director during all periods in Fiscal 2017 when he served, and Mr. Stupp is not an independent director because he is currently an executive officer of Cherokee.

Board Meetings

The business affairs of Cherokee are managed under the direction of the Board of Directors, although the Board of Directors is not involved in Cherokee’s day‑to‑day operations. In Fiscal 2017, the Board of Directors met 11 times. Each director attended 100% of all meetings of the Board and all meetings of the Board committees on which he served that were held during Fiscal 2017. Cherokee encourages all of its directors to attend our annual meetings of stockholders. All of our directors attended, in person or by telephone, our 2016 annual meeting of stockholders.

Board Committees

The Board of Directors has established the following three standing committees: an Audit Committee, a Compensation Committee, and a Nominating & Governance Committee. The Board of Directors has adopted a written charter for each of these committees, current copies of which are available on Cherokee’s website at www.cherokeeglobalbrands.com. To access these charters from Cherokee’s homepage, click on “Investor Relations,” then click on “Committee Composition” under “Financial Information.” In addition, the Board of Directors may create additional committees from time to time, including committees relating to pending litigation proceedings or other significant corporate matters or committees to approve financing or other strategic transactions.

The following table sets forth the membership of each of Cherokee’s three standing committees from January 31, 2016, the beginning of Fiscal 2017, through April 24, 2017:

Nominating &
	Audit	Compensation	Governance
Director	Committee	Committee	Committee
Carol Baiocchi (1)	—	Member	—
Susan E. Engel (1)	Member	—	—
Timothy Ewing (1)	Member	Chair	—
Robert Galvin	Chair	—	Member
Keith Hull	Member	—	Chair
Jess Ravich	—	Member	—
Frank Tworecke(2)	—	Member/Chair	Member

(1)

On February 21, 2017, Mr. Ewing resigned as a director of Cherokee and as a member of all Board committees on which he served, and substantially concurrently with such resignation, each of Ms. Baiocchi and Ms. Engel was appointed as a director of Cherokee and a member of certain Board committees. As a result, the presentation of Board committee membership in this table reflects, for Mr. Ewing, membership during all of Fiscal 2017 and thereafter until his resignation and, for each of Ms. Baiocchi and Ms. Engel, membership since their appointment.

(2)

Upon the resignation of Mr. Ewing on February 21, 2017, Mr. Tworecke transitioned from his former role as a member of the Compensation Committee to his current role as the Chair of the Compensation Committee.

Audit Committee

The primary functions of Cherokee’s Audit Committee are, among other things, to:

•	be directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm;
•

review and discuss with management and our independent registered public accounting firm the Company’s financial statements prior to filing with the SEC any report containing such financial statements;

•	oversee audits of the Company’s financial statements and meet with independent registered public accounting firm in connection with each annual audit to review the planning and staffing of the audit;
•	oversee the Company’s accounting and financial reporting processes, including reviewing management’s evaluation of the adequacy and effectiveness of internal controls;
•	review and discuss with management and our independent registered public accounting firm Cherokee’s policies with respect to risk assessment and risk management;
•

receive and review the formal written statement and letter from our independent registered public accounting firm required by the Public Company Accounting Oversight Board’s Ethics and Independence Rule 3526;

•	prepare and approve a report each year for inclusion in Cherokee’s annual proxy statement; and
•

pre‑approve all auditing services and permitted non‑audit services to be performed for Cherokee by its independent registered public accounting firm, subject to exceptions for de minimis amounts under certain circumstances as permitted by applicable law.

At the discretion of the Audit Committee, representatives of Cherokee’s independent registered public accounting firm certain members of management may be invited to attend Audit Committee meetings. The Audit Committee met five times in Fiscal 2017.

The Board of Directors has determined that all directors serving currently or at any time in Fiscal 2017 as members of the Audit Committee are independent under applicable NASDAQ Marketplace Rules and Rule 10A‑3 under the Exchange Act and meet all other applicable requirements of NASDAQ Marketplace Rules and rules of the SEC. The Board has also determined that Mr. Galvin is an “audit committee financial expert,” as that term is defined by applicable SEC rules.

Compensation Committee

The primary functions of Cherokee’s Compensation Committee are, among other things, to:

•	review and approve the Company’s compensation philosophy;
•	review management’s risk assessment regarding the Company’s compensation policies and practices;
•	annually review and approve the compensation, including bonus and incentive compensation, for our executive officers;
•	review and advise the Board regarding the performance of our executive officers;

•	administer and interpret the Company’s incentive compensation plans and stock‑related plans;
•	review and approve the compensation of our non‑employee directors; and
•	oversee and approve all public disclosures with respect to compensation of the Company’s directors and executive officers.

The Compensation Committee may form and delegate any of its responsibilities to subcommittees consisting solely of Compensation Committee members, with Board approval. In addition, Cherokee’s Amended and Restated 2013 Stock Incentive Plan (the “2013 Plan”) permits the Board to delegate to management the authority to grant awards under such plan, subject to limitations as may be determined by the Board from time to time. The agenda for meetings of the Compensation Committee is determined by its chair, with, at the discretion of the committee chair, assistance from our Chief Executive Officer and our Chief Financial Officer. The committee chair then reports the Compensation Committee’s recommendations or approvals to the full Board. The Compensation Committee has the sole authority to retain compensation consultants as it deems appropriate to assist in establishing compensation packages for our executive officers and directors and to approve any such consultant’s fees and other retention terms. Pursuant to the terms of its charter, the Compensation Committee reviews the independence of any compensation consultant it may retain, including any conflicts of interest exist, in accordance with applicable NASDAQ Marketplace Rules and rules of the SEC. For more information about the role of our Chief Executive Officer and our other executive officers and any compensation consultants in the determination of executive officer compensation, see the discussion under “Compensation Discussion and Analysis” below. The Compensation Committee met four times in Fiscal 2017.

The Board of Directors has determined that all directors serving currently or at any time in Fiscal 2017 as members of the Compensation Committee are independent under applicable NASDAQ Marketplace Rules and taking into account the factors set forth in Rule 10C‑1 under the Exchange Act, are non‑employee directors within the meaning of Rule 16b‑3 under the Exchange Act, and are outside directors under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”).

Nominating & Governance Committee

The primary functions of the Nominating & Governance Committee are, among other things, to

•	identify qualified candidates to become Board members;
•	select candidates to recommend to the Board as nominees for election as directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected);
•	select candidates to fill any vacancies on the Board;
•	to recommend to the Board the directors to serve as members and chairs of all Board committees and as the Chairman of the Board;
•	oversee the evaluation of the Board; and
•	develop, recommend to the Board and monitor a policy regarding the consideration of director candidates recommended by stockholders.

The Board of Directors has determined that all directors serving currently or at any time in Fiscal 2017 as members of the Nominating & Governance Committee are independent under applicable NASDAQ Marketplace Rules. The Nominating & Governance Committee met three times in Fiscal 2017.

Board Leadership Structure

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the Board believes it is in the best interests of Cherokee to make this determination based on the position and direction of Cherokee and the membership of the Board, in each case as it may evolve and change over time. In Fiscal 2017, Mr. Ravich served as the non‑executive Chairman of the Board. The Board believes that, at this time, separating the roles of Chief Executive Officer and Chairman of the Board and appointing Mr. Ravich as Chairman of the Board is in the best interest of our stockholders, as it permits our Chief Executive Officer to focus on our day‑ to‑day business activities while our Chairman of the Board can focus on leading the Board in its fundamental role of providing advice to and independent oversight (including risk oversight) of management.

Board Role in Risk Oversight

Risk is inherent in every business. We face a number of risks, including business, operational, strategic, reputational, competitive, financial, legal and regulatory risks. In general, our management is responsible for the day-to-day management of the risks we face, while our Board is responsible for the oversight of risk management. The Board performs its risk oversight function as a whole and through its committee structure, as follows:

•	the full Board is responsible for generally overseeing the management of areas of material risk to us;
•

the Audit Committee oversees management of financial risks and risks relating to any related party or conflict of interest transactions, as well as our policies with respect to risk assessment and risk management generally;

•	the Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation programs and arrangements; and
•	the Nominating & Governance Committee oversees management of risks relating to the composition of the Board, including the independence of our directors.

Members of Cherokee’s senior management team provide regular reports to the full Board or an appropriate Board committee regarding our material risks. The directors then use this information to understand, identify, manage and attempt to mitigate risk. If such a management report is provided to a Board committee, the committee discusses the report and the chair of the committee then reports on the discussion to the full Board at the next Board meeting. This structure enables the Board and its committees to coordinate with respect to the oversight of our material risks.

Identifying and Evaluating Director Nominees

Our Nominating & Governance Committee is responsible for identifying individuals qualified to become members of the Board and recommending these candidates to our Board for nomination or appointment.

Board Membership Criteria

In identifying and recommending qualified director candidates, the Nominating & Governance Committee considers the business and non‑business backgrounds of prospective candidates and the evolving needs of the Board. Under the Nominating & Governance Committee charter, the following criteria, among others, are considered when recommending director candidates:

•	personal and professional integrity, ethics and values;
•	experience in corporate management, such as serving as an officer of a publicly held company;
•	experience in Cherokee’s industry and with relevant social policy concerns;

•	experience as a board member of another publicly held company;
•	academic expertise in an area of Cherokee’s operations; and
•	practical and mature business judgment.

In considering candidates for the Board, the Nominating & Governance Committee considers the entirety of each candidate’s credentials, both as a whole and in the context of these membership criteria. With respect to the nomination of continuing directors for re‑election, an individual’s past contributions to the Board are also considered. Although we do not have a formal policy with respect to Board diversity, we believe a diverse Board encourages new ideas, expands the knowledge base available to management and fosters a boardroom culture that promotes innovation and constructive deliberation. As a result, the Nominating & Governance Committee and the Board strive to assemble a Board of Directors that brings to Cherokee a variety of perspectives, skills, expertise and business understanding and judgment, derived from a broad range of business, professional, governmental, community involvement and industry experience. All of the nominees for director being voted on at the Annual Meeting are directors standing for re‑election, and have been recommended as director nominees by Cherokee’s Nominating & Governance Committee.

Other than the foregoing, there are no stated minimum criteria for director nominees, and the Nominating & Governance Committee may consider these factors and any such other factors as it deems appropriate and in the best interests of Cherokee and our stockholders. The Nominating & Governance Committee does, however, recognize that under applicable regulatory requirements at least one member of our Board of Directors should meet the criteria for an “audit committee financial expert” as defined by SEC rules, at least a majority of the members of our Board of Directors must be independent directors under NASDAQ Marketplace Rules or the standards of any other applicable self‑regulatory organization, and the members of certain of our Board committees must satisfy enhanced independence criteria under applicable NASDAQ Marketplace and SEC rules. The Nominating & Governance Committee also obtains a completed questionnaire from any prospective director candidate and may, at its discretion, conduct interviews and background and reference checks, to review the activities and associations of each prospective director candidate and ensure there is no legal impediment, conflict of interest or other consideration that might hinder or prevent service on the Board.

Process for Identifying Director Nominees

The Nominating & Governance Committee begins its process for identifying appropriate director candidates at an appropriate time before each meeting of stockholders at which directors are to be elected. The Nominating & Governance Committee typically starts the process by evaluating the current members of our Board willing to continue to serve. Current members of our Board with skills and experience that are relevant and valuable to our business and who have demonstrated past contributions to the Board and are willing to continue in service are considered for re‑nomination, balancing the value of continuity of service by existing Board members with the value of obtaining new perspectives. If any member of our Board does not wish to be considered for re‑election at an upcoming annual meeting of stockholders, the Nominating & Governance Committee would seek to identify a new nominee in light of the criteria and other factors described above. In such cases, all of the members of our Board are polled for suggestions as to potential new directors, and other research may also be performed to identify qualified candidates. If the Nominating & Governance Committee believes that additional candidates for nomination are needed, then it may explore alternative sources for identifying additional candidates, which could include engaging, as appropriate, a third‑party search firm to assist in identifying qualified candidates.

Stockholder Recommendations of Director Candidates

In accordance with its charter, our Nominating & Governance Committee is responsible for developing and monitoring a policy regarding the consideration of director candidates recommended by stockholders. As a result, it is the policy of the Nominating & Governance Committee to consider and evaluate director candidates that are properly submitted by our stockholders in the same manner as other prospective director candidates. Any such submission should be made in writing to our Corporate Secretary at the address of our principal executive offices and should include the name, address and a current resume of the proposed director candidate, a statement describing the candidate’s qualifications and consent to serve on our Board if selected as a director nominee, and contact information for personal and professional references. The submission should also include the name and address of the stockholder who is submitting the proposed director candidate, the number of shares of our common stock that are owned of record or beneficially by the submitting stockholder and a description of all arrangements or understandings between the submitting stockholder and the candidate. Any stockholder-proposed candidate that is selected by our Nominating &Governance Committee would be recommended by this committee as a director nominee to the Board, which would then consider and evaluate the candidate and, if approved, appoint the individual as a director to a vacant seat on the Board or include the individual in the Board’s slate of recommended director nominees for election at our next annual meeting of stockholders.

Stockholder Nominations of Directors

Our Bylaws provide that any stockholder who is entitled to vote at an annual meeting of our stockholders and who complies with the notice requirements set forth in our Bylaws may nominate persons for election to our Board of Directors at the annual meeting. These notice requirements provide that a stockholder desiring to nominate a director to our Board of Directors must do so by written notice delivered to or mailed and received by our Corporate Secretary at the address of our principal executive offices within a specified time period before the annual meeting of stockholders at which the proposed director candidate is to be up for election. See “Stockholder Nominations and Other Proposals for Our 2018 Annual Meeting of Stockholders” below for information about these time periods in connection with our 2018 annual meeting of stockholders. The stockholder’s written notice must include, among other things as specified in our Bylaws, certain personal identification information about the stockholder and its recommended director nominee(s); the principal occupation or employment of the recommended director nominee(s); the class and number of shares of the Company that are beneficially owned by the stockholder and its recommended director nominee(s); and any other information relating to the recommended director nominee(s) that is required to be disclosed in solicitations for proxies for the election of directors pursuant to Regulation 14A under the Exchange Act. A stockholder who complies in full with all of the notice provisions set forth in our Bylaws will be permitted to present the director nominee at the applicable annual meeting of our stockholders, but will not be entitled to have the nominee included in our proxy statement for the annual meeting unless an applicable SEC rule requires that we include the director nominee in our proxy statement. Stockholders may obtain additional information about these advance notice requirements by referencing a copy of our Bylaws contained in the filings we make with the SEC, which are available through our website at www.cherokeeglobalbrands.com or through the SEC’s website at www.sec.gov.

Stockholder Communications with the Board

The Board of Directors has not adopted a formal process for stockholders to send communications directly to the Board of Directors or to any specific director. However, stockholders may send such communications to our Corporate Secretary at the address of our principal executive offices, who will forward all such communications to the Board or any identified individual director(s), unless any such communication is deemed to be, in the Corporate Secretary’s discretion, unrelated to the duties and responsibilities of the Board or unduly hostile, threatening, illegal or similarly unsuitable for Board consideration. Additionally, any stockholder or employee may submit to the Audit Committee at any time a complaint or concern regarding any questionable accounting, internal accounting controls or auditing matters concerning Cherokee by writing to our Audit Committee Chair at the address of our principal executive officers or by submitting a notice via our online whistleblower system at https://cherokee.alertline.com/gcs/welcome.

Code of Business Conduct and Ethics

Cherokee has adopted a Code of Business Conduct and Ethics that applies to Cherokee’s directors, officers (including the Chief Executive Officer, Chief Financial Officer, Controller and persons performing similar functions) and all other employees. This code satisfies the requirements of a “code of conduct” under NASDAQ Marketplace Rule 5610 and a “code of ethics” within the meaning of Section 406 of the Sarbanes‑Oxley Act of 2002 and applicable SEC rules. A copy of the code is contained in the filings we make with the SEC, which are available through our website at www.cherokeeglobalbrands.com or through the SEC’s website at www.sec.gov. We intend to post on our website at www.cherokeeglobalbrands.com any amendments to or waivers from the code, to the extent required by applicable law.

Compensation Committee Interlocks and Insider Participation

Messrs. Ewing, Ravich and Tworecke served as a member of the Compensation Committee in Fiscal 2017. Subsequent to the end of Fiscal 2017, Ms. Baiocchi was appointed as a member of the Compensation Committee upon the resignation of Mr. Ewing. No such person is or has in the past been an officer or employee of Cherokee or had any relationship requiring disclosure under Item 404 of Regulation S‑K promulgated by the SEC, except as follows:

On December 7, 2016, in connection with our acquisition of the Hi-Tec and Magnum footwear brands, we obtained an unsecured receivables funding loan for $5.0 million in principal amount from Mr. Ravich, the Chairman of the Board (such loan, the “Ravich Loan”). As of April 24, 2017, $3.5 million owed under the Ravich Loan had been repaid and there were outstanding borrowings of $1.5 million under such loan. The Ravich Loan bears interest at a rate of 9.5% per annum, resulting in our payment of an aggregate of $67,556 in interest under such loan during Fiscal 2017. In addition, the Ravich Loan was subject to a fee equal to 2.5% of the principal amount of the loan, or $125,000, which we paid upon the funding of the Ravich Loan. We used the proceeds of the Ravich Loan to fund a portion of the purchase price for the Hi-Tec and Magnum footwear brands.

None of the executive officers of Cherokee currently serves, nor has any of them served at any time in Fiscal 2017, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board of Directors or Compensation Committee of Cherokee.

Compensation Discussion and Analysis

This compensation discussion and analysis explains Cherokee’s policies and philosophies regarding executive compensation and the material elements of the compensation awarded to, earned by, or paid to each of Cherokee’s Named Executive Officers in Fiscal 2017.

Compensation Policies and Philosophy

The Compensation Committee established and oversees the design and administration of our executive compensation programs. The primary objectives of our executive compensation programs are to:

•	encourage high performance;
•	attract and retain highly qualified and motivated executive officers;
•	align the interests of our executive officers with the interest of Cherokee’s stockholders; and
•	promote accountability.

To achieve these objectives, the Compensation Committee endeavors to implement and maintain compensation packages that are performance‑oriented and designed to link Cherokee’s strategic business objectives, specific financial performance objectives and the enhancement of stockholder returns with the compensation of Cherokee’s executives, including the Named Executive Officers, while also providing competitive guaranteed compensation and opportunities for rewards that attract and retain top‑quality and experienced executives. Our compensation programs seek to accomplish these goals by using a combination of base salary, performance‑based and discretionary cash bonuses, equity compensation, change in control and post‑termination severance benefits and other benefits generally available to all of Cherokee’s employees. The appropriate mix and levels of these compensation components are determined by our Compensation Committee based on the performance of each executive and our Company, within the context of our compensation philosophy and objectives. The Compensation Committee evaluates and determines the performance of each of our Named Executive Officers considering the following factors, among others as it deems appropriate in its discretion: the executive’s ability to perform assigned tasks; the executive’s knowledge of his or her job; the executive’s ability to work with others toward the achievement of Cherokee’s goals; and internal pay equity among our Named Executive Officers. The Compensation Committee also evaluates corporate performance by considering factors such as Cherokee’s performance relative to the business environment and our competitors and Cherokee’s success in meeting its business and financial objectives. In reviewing these factors for both individual and corporate performance, the Compensation Committee relies on its subjective evaluations of these factors, based on its business judgment and experience.

Process for Establishing Executive Compensation

The Compensation Committee determines Named Executive Officer compensation by drawing on its experience and judgment in establishing compensation programs and pay levels that it believes are appropriately rewarding to our Named Executive Officers and are responsible for a company in our stage of growth, and that otherwise satisfy the principle objectives of our compensation policies and philosophy. The Compensation Committee’s practice is to establish the annual compensation packages for each of our Named Executive Officers in the beginning of each fiscal year, typically in our first fiscal quarter in connection with annual performance reviews. Performing this process after the end of the prior fiscal year allows the Compensation Committee to incorporate data on Cherokee’s performance during the prior year into its analysis and to conduct an assessment of the executives’ contributions to Cherokee’s overall performance. The Compensation Committee then compiles this information to establish annual base compensation and performance‑related incentives and make adjustments to long‑range compensation incentives as it deems appropriate.

Compensation Peer Group

In determining executive compensation packages for Fiscal 2017, the Compensation Committee desired to maintain compensation levels and structure that were substantially consistent with those of Fiscal 2015 and Fiscal 2016. As a result, it did not rely on peer groups, benchmarking, industry surveys or similar tools.

In the third quarter of Fiscal 2017, the Compensation Committee engaged Radford Consulting (“Radford”) to review and assess the Company's executive and director compensation programs within the context of the competitive market, including assisting in establishing an appropriate group of selected peer companies and comparing Cherokee’s executive and director compensation programs with these peer companies. Selecting a group of our peer companies can be challenging for many reasons, including our relatively small market cap, our relatively low revenues, the limited number of employees we employ and our strategic plan to grow our business. In selecting our peer companies for compensation purposes, the Compensation Committee generally sought to identify companies that are similar to us across one or more key metrics and that, in the Compensation Committee’s view, compete with us for talent. As a result, with the assistance of Radford and with input from management, the Compensation Committee developed a group of peer companies consisting of U.S.-based, stand-alone, publicly traded companies that operate in our industry or with a similar business model and are comparable to us with respect to one or more identified factors, including market capitalization, annual revenues, net income and number of employees, among others. Based on this assessment, the Compensation Committee selected the following companies as our peer companies for compensation purposes, which we refer to collectively as the “Compensation Peer Group”:

Differential Brands Group	Perry Ellis International	Vera Bradley
Iconix Brand Group	Sequential Brands Group	Vince Holding Corp.
Lakeland Industries	Tilly’s	Xcel Brands
Oxford Industries	Tumi Holdings	Zumiez

Although the Compensation Peer Group was not referenced to establish base compensation packages for our Named Executive Officers for Fiscal 2017 due the timing of Radford’s engagement, the Compensation Committee used information about the executive compensation practices of the Compensation Peer Group to inform compensation decisions about bonus levels and special awards to our Named Executive Officers for Fiscal 2017 and in setting base compensation packages for our Named Executive Officers for Fiscal 2018. The Compensation Committee used data about the Compensation Peer Group to serve as market reference points for a variety of compensation features, including the level of overall compensation and each compensation component, optimum pay mix and the relative competitive landscape of our executive compensation program. In using this data, the Compensation Committee did not strive to benchmark any individual compensation component or total compensation levels to be at any specific percentile relative to the market, as the Compensation Committee believes that benchmarking may not always be the most appropriate tool for setting compensation due to the aspects of our business and objectives that may be unique to us. Rather, the Compensation Committee used the information about the Compensation Peer Group for general compensation comparison purposes, with the goal of setting compensation levels that it believes are commensurate with Cherokee’s scope and performance and the individual performance of each of our Named Executive Officers.

Role of our Chief Executive Officer and Other Executive Officers in Compensation Decisions

For compensation paid to each Named Executive Officer other than the Chief Executive Officer, our Chief Executive Officer reviews, on an annual basis, the performance of each executive officer, as well as the compensation paid to each executive officer for the prior fiscal year. Following this review, our Chief Executive Officer submits to the Compensation Committee his recommendations regarding the compensation to be paid to each Named Executive Officer for the next fiscal year, including recommended salary levels, bonuses and equity awards, as applicable. Following a review of such recommendations, the Compensation Committee takes such action regarding such compensation as it deems appropriate, including approving compensation in an amount it determines is reasonable. The Chief Executive Officer is not involved in discussions about or the determination of any aspect of his own compensation. Ultimately, the Compensation Committee determines and approves the mix and level of compensation for all executives based on its own assessment of factors it deems relevant, including each executive’s and Cherokee’s performance.

Our Chief Executive Officer participates in meetings of the Compensation Committee at the Compensation Committee’s request, other than during executive session or when our Chief Executive Officer’s own compensation is under discussion, to provide:

•	background information regarding our strategic objectives;

•	his evaluation of the performance of executive officers (other than himself); and
•	compensation recommendations as to executive officers (other than himself).

In addition, our Chief Financial Officer often prepares information for the meetings of the Compensation Committee, including information about our financial performance, and our President and Chief Operating Officer and our Chief Financial Officer participate in Compensation Committee meetings at the Compensation Committee’s request, other than during executive session or when the compensation of such executive officers is under discussion.

Our Chief Executive Officer and our other executive officers also play a significant role in the compensation‑setting process for our non-executive employees by:

•	evaluating employee performance;
•	recommending business performance targets and establishing objectives; and
•	recommending salary levels, bonuses and equity awards.

Role of Compensation Consultant

In the third quarter of 2016, the Compensation Committee engaged Radford to conduct a full review and assessment of the Company's executive and director compensation programs within the context of the competitive market. Radford was engaged by and reports solely to the Compensation Committee, and the Compensation Committee has the sole authority to approve the terms of the engagement. Radford did not provide any services to the Company in Fiscal 2017 other than executive compensation consulting services provided to the Compensation Committee. Before engaging Radford, the Compensation Committee determined that Radford is independent, after taking into account the factors set forth in Rule 10C-1 of the Exchange Act and NASDAQ Marketplace Rule 5605(d)(3).

Review of Stockholder Advisory Votes on Our Executive Compensation

Consistent with the preference of our stockholders, which was expressed at Cherokee’s annual meeting of stockholders held in June 2011, our stockholders currently have the opportunity to cast an advisory vote on our executive compensation annually. At our 2016 annual meeting of stockholders, our executive compensation received a favorable advisory vote from 98% of the votes cast on the proposal at the meeting (which excludes abstentions and broker non-votes). The Compensation Committee believes this approval affirmed stockholders’ support of Cherokee’s approach to executive compensation, and therefore the Compensation Committee did not significantly change our compensation policies, philosophy, structure or levels in Fiscal 2017. The Compensation Committee will continue to consider the outcome of stockholder advisory votes on our executive compensation when making compensation decisions for our Named Executive Officers and in respect of our compensation programs generally.

Components of Compensation

The compensation of our Named Executive Officers consists of four principal components, including base salary, performance‑based and discretionary cash bonuses, equity compensation and change in control and post‑termination severance benefits, and also includes certain other benefits that are generally available to all of Cherokee’s employees. The Compensation Committee views each Named Executive Officer’s compensation holistically as a package, such that a decision to deliver a higher discretionary cash bonus could result in a consequent decision to grant the Named Executive Officer fewer equity awards. The Compensation Committee sets the mix and levels of these compensation components with the goal of providing appropriate short‑term and long‑term cash and non‑cash compensation to be competitive with companies with which Cherokee competes for talent, attract and retain talented and hard‑working individuals and align their incentives with the interests of our stockholders.

Base Salary

We provide base salaries to recognize the experience, skills, knowledge and responsibilities of our Named Executive Officers, reward individual performance, reward an executive’s contribution to our overall business performance and success in meeting our business and financial objectives, and provide an appropriate retention incentive. The Compensation Committee conducts an annual review of the base salary for each Named Executive Officer, which includes a review of the recommendations of our Chief Executive Officer regarding salary levels for executives other than himself. In considering the base salary of each Named Executive Officer, the Compensation Committee considers the individual and corporate performance factors described above, in addition to other qualitative and quantitative factors it may deem relevant, including the base salary levels for similar executives of the Compensation Peer Group and other information provided by Radford. Typically, a Named Executive Officer’s base salary is increased with additional job responsibility or in light of other factors, but is not intended to be the primary compensation method to reward past performance or incentivize future performance.

The base salaries for our Named Executive Officers for Fiscal 2016, Fiscal 2017 and Fiscal 2018 are as follows:

Name and Title	Fiscal 2016	Fiscal 2017	Fiscal 2018
Henry Stupp, Chief Executive Officer	$750,000	$750,000	$750,000
Howard Siegel, President and Chief Operating Officer	$425,000	$425,000	$425,000
Jason Boling, Chief Financial Officer	$300,000	$300,000	$300,000

Cash Bonuses

We periodically pay cash bonuses to Named Executive Officers at the discretion of the Compensation Committee based on the Compensation Committee’s evaluation of performance against various corporate and individual goals and objectives and pursuant to a performance‑based cash bonus plan. In each case, this element of compensation is designed to motivate the Named Executive Officers to meet the business and financial objectives of Cherokee.

Fiscal 2017 Performance Bonus

Pursuant to the terms of Messrs. Stupp’s and Siegel’s employment agreements with us, which are described under “Employment Agreements” below, and pursuant to the Compensation Committee’s determination in May 2014 to also apply the applicable terms to Mr. Boling, each of Messrs. Stupp, Siegel and Boling is eligible to receive a cash performance‑based bonus (the “Performance Bonus”) based on the level of achievement of Cherokee’s EBITDA (defined as net income before interest expense, tax provision, depreciation, and amortization are subtracted, and inclusive of any amounts payable as Performance Bonus) for each fiscal year relative to the EBITDA target included in the budget approved by the Board for such fiscal year (and taking into account any Board approved adjustments to the budgeted EBITDA resulting from any business acquisitions or dispositions consummated during the relevant fiscal year or any other specified unusual or non-recurring transactions or events). The amount of the Performance Bonus is as follows: (i) for Mr. Stupp, $200,000 at 100% achievement, with a minimum bonus of $50,000 at 80% achievement and a maximum bonus of $350,000 at 120% achievement (with linear interpolation between 80% and 120% achievement) and (ii) for each of Messrs. Siegel and Boling, 30% of his then‑current base salary at 100% achievement, with a minimum bonus of 20% of his then‑current base salary at 80% achievement and a maximum bonus of 40% of his then‑current base salary at 120% achievement (with linear interpolation between 80% and 120% achievement). If Cherokee’s EBITDA for a fiscal year is less than 80% of the EBITDA target included in the budget approved by the Board for such fiscal year (and taking into account any Board approved adjustments to the budgeted EBITDA), then none of Messrs. Stupp, Siegel and Boling are entitled to any Performance Bonus for that fiscal year.

The Compensation Committee determined to base the achievement of the Performance Bonus on Cherokee’s EBITDA because this metric provides a basis for measuring Cherokee’s operating performance and profitability based upon its business and assets, without regard to the impact of variations attributable to certain accounting or tax‑related matters.

For Fiscal 2017, Cherokee’s EBITDA was approximately $(1.9) million, which was less than 80% of the EBITDA target that the Compensation Committee had established for this period. As a result, none of Messrs. Stupp, Siegel and Boling was awarded a Performance Bonus for Fiscal 2017.

Fiscal 2017 Discretionary Cash Bonus

The decisions as to whether or not discretionary cash bonuses will be paid and the amounts and timing of such bonuses are tied to the profitability and performance of Cherokee and other factors the Compensation Committee may deem relevant with respect to each Named Executive Officer. For Fiscal 2017, the Compensation Committee did not pre‑establish or communicate to executives any performance targets for discretionary cash bonuses. In determining cash bonus levels, the Compensation Committee reviews our corporate performance and the performance of each Named Executive Officer, which includes a review of the recommendations of our Chief Executive Officer regarding cash bonus levels for executives other than himself. The Compensation Committee also considers internal pay equity factors together with each Named Executive Officer’s qualifications, duties and responsibilities and, with respect to our Chief Executive Officer, his eligibility to receive discretionary cash bonuses as set forth in his employment agreement with us, which is described under “Employment Agreements” below.

For Fiscal 2017, the Compensation Committee determined not to pay any of our Named Executive Officers a discretionary cash bonus for overall performance during the year. However, in December 2016, the Compensation Committee approved special cash bonuses to each Named Executive Officer in recognition of significant efforts in Cherokee’s successful completion of its acquisition of the Hi-Tec and Magnum brands. These special cash bonuses consisted of cash payments of $160,000, $80,000 and $80,000 to Messrs. Stupp, Siegel and Boling, respectively.

Equity Compensation

One of the goals of our executive compensation programs is to motivate long-term performance by aligning the interests of our executives with those of our stockholders. The Compensation Committee believes the use of equity awards offers the best approach for achieving this goal, and has established our equity compensation plans in order to provide certain employees, including our Named Executive Officers, an opportunity to participate in the ownership of our Company. In general, the Compensation Committee develops its equity award determinations based on its judgments as to whether the equity awards provided to our Named Executive Officers appropriately align the interests of our Named Executive Officers with those of our stockholders and are sufficient to retain, motivate and adequately reward our executives on a long-term basis.

Cherokee currently maintains one equity compensation plan, the 2013 Plan, which initially became effective following its approval by our stockholders on July 16, 2013 and which was amended and restated upon approval by our stockholders on June 6, 2016. The 2013 Plan serves as the successor to the 2006 Incentive Award Plan (the “Predecessor Plan”), which terminated concurrently with the approval by our stockholders of the 2013 Plan (except with respect to awards previously granted under the Predecessor Plan that remain outstanding). For more information about the 2013 Plan and the Predecessor Plan, please see “Executive Compensation—Equity Compensation Plans” below.

Types of Awards

We have historically granted our Named Executive Officers the following three types of equity awards under our equity compensation plans, all pursuant to award agreements under the applicable plan:

Stock Options.  Stock option awards afford the recipient the option to purchase shares of our common stock at a stated price per share. Stock option awards granted to our Named Executive Officers are granted under Cherokee’s equity compensation plans with exercise prices equal to or above the market price of Cherokee’s common stock on the date of grant and generally vest in equal annual installments over two, three or five years beginning on the one-year anniversary of the date of grant, subject to continued service through each vesting date and, to the extent specified in the applicable award agreement, accelerated vesting under certain circumstances. Since stock option awards have value only if the price of Cherokee’s common stock increases over the exercise price, the Compensation Committee believes that stock option awards provide incentives to build stockholder value and thereby align the interests of our Named

Executive Officers with those of our stockholders. The Compensation Committee also believes that these awards, which may vest over a period of two or more years, have important retention value.

RSUs.  RSUs are full-value awards that represent the contingent right to receive shares of our common stock upon achievement of stated time‑based vesting criteria. RSUs granted to our Named Executive Officers are granted under Cherokee’s equity compensation plans and generally vest in equal annual installments over three years beginning on the one-year anniversary of the date of grant, subject to continued service through each vesting date and, to the extent specified in the applicable award agreement, accelerated vesting under certain circumstances. As RSUs generally do not require the payment of an exercise price or the satisfaction of other performance criteria in order to vest, the Compensation Committee believes that these awards provide greater certainty of delivering value to our Named Executive Officers, which may be desired in order to reward our Named Executive Officers for achievement of individual or corporate strategic objectives or otherwise strong performance or in light of other factors deemed relevant, such as the terms of other outstanding equity awards, while still incentivizing long‑term performance and providing long‑term retention benefits by delivering value aligned with our stock performance over a three‑year vesting period.

Performance Stock Units.  Performance stock units are a type of RSU that vest in up to three annual installments based on the achievement of a stock price target each year. Each stock price target is calculated using the closing price of the Company’s common stock on the last day of the fiscal year preceding the grant date of the award and adding 10% growth per year, and is measured at the end of each fiscal year in which the award is outstanding. In order to achieve the applicable stock price target, the average of all closing prices during the January preceding the applicable fiscal year‑end must meet or exceed the stock price target. If a stock price target is met, one‑third of the shares subject to the award vest, and if a stock price target for either of the first two years in which an award is outstanding is not met, the portion of the award that would have vested would “roll over” and vest if the stock price target for the following fiscal year(s) in which the award remains outstanding are met, subject in all cases to continued service through each vesting date and, to the extent specified in the applicable award agreement, accelerated vesting under certain circumstances. The Compensation Committee believes this type of award design has several benefits, including, among others, that the awards have a strong performance orientation in that they generally do not vest unless one or more stock price targets are achieved; the awards align the Named Executive Officers’ interests with those of our stockholders, since the awards only vest if stockholders experience an increase in the value of their shares relative to the trading price of the shares on the grant date of the award; the stock price targets are objective, measureable, straightforward, and difficult to manipulate; the awards are only earned following a sustained stock price increase, minimizing the possibility of vesting upon a short‑term stock price spike; and there is no exercise price associated with the awards, so they could have more value delivery potential with less associated dilution than some other types of equity awards.

Award Timing, Mix and Levels

In determining the number and type of equity awards to grant in any fiscal year, the Compensation Committee considers a variety of factors, including the responsibilities and seniority of the Named Executive Officer, the contribution that the Named Executive Officer is expected to make to Cherokee in the coming years and has made to Cherokee in the past, and the size and terms of prior equity awards granted to the Named Executive Officer. The Compensation Committee generally grants equity awards for Named Executive Officers and other employees other than the Chief Executive Officer based on recommendations from the Chief Executive Officer made in connection with annual performance reviews. Decisions regarding these equity awards are typically made at the Compensation Committee’s first fiscal quarter meeting at which executive compensation for the coming year is determined. However, the Compensation Committee may also grant equity awards from time to time based on individual and corporate achievements and other factors it deems relevant, such as for retention purposes or to reflect changes in responsibilities or similar events or circumstances.

Fiscal 2017 Equity Awards

In Fiscal 2017, the Compensation Committee granted each Named Executive Officer performance stock units and special transaction awards, as described below.

Performance Stock Units.  On April 5, 2016, the Compensation Committee approved the grant of performance stock unit awards to Messrs. Stupp, Siegel and Boling pursuant to the 2013 Plan, entitling them to receive up to 10,000, 6,000 and 3,500 shares of Cherokee’s common stock, respectively, in each case over the three years beginning on the last day of Fiscal 2017 and subject to the performance criteria set forth in the applicable award agreements and as described above. Since the price target for Fiscal 2017 was not met, the first one‑third of the shares subject to each award failed to vest on the last day of Fiscal 2017. The Compensation Committee granted these awards to our Named Executive Officers to provide a long-term performance-based incentive following the expiration of performance stock units that were granted in Fiscal 2014 and expired at the end of Fiscal 2016.

Special Transaction Awards.  Along with the special cash bonuses awarded in December 2016, as described under “Cash Bonuses—Discretionary Cash Bonuses” above, the Compensation Committee also approved in December 2016 special transaction equity awards to each Named Executive Officer in recognition of significant efforts in Cherokee’s successful completion of its acquisition of the Hi-Tec and Magnum brands. These special transaction equity awards consisted of stock options to purchase up to 50,000, 30,000 and 20,000 shares of our common stock granted to Messrs. Stupp, Siegel and Boling, respectively. Each stock option award has an exercise price of $11.20 per share, has a contractual term of 3.5 years, and vests in equal annual installments over three years beginning on the one-year anniversary of the date of grant, subject to continued service through each vesting date and accelerated vesting under certain circumstances.

Change in Control and Post‑Termination Severance Benefits

The employment agreements for each of our Named Executive Officers provide them certain benefits if their employment is terminated under specified conditions, including a termination in connection with a change in control of Cherokee. The Compensation Committee believes these benefits are important elements of each Named Executive Officer’s comprehensive compensation package, primarily for their retention value and their alignment of the interests of our Named Executive Officers with those of our stockholders. The details and amounts of these benefits are described under “Executive Compensation—Potential Payments Upon Termination or Change in Control” below.

Other Benefits

Cherokee provides broad‑based benefits that are generally available to all of its employees, including health and dental insurance, life and disability insurance and a savings plan that qualifies as a defined contribution plan under Section 401(k) of the Code. Participants in this 401(k) plan are permitted to contribute to the plan through payroll deductions within statutory and plan limits and may select from a variety of investment options, which do not include Cherokee’s common stock. Under this 401(k) plan, Cherokee provides a matching contribution of up to 4% of each participant’s salary per year. In addition, Cherokee annually reviews the perquisites that senior executives receive, and the Named Executive Officers are generally entitled to the same perquisites that are available to all of Cherokee’s employees.

Deductibility of Executive Compensation

It is our policy generally to seek to qualify compensation paid to Named Executive Officers for deductibility under Section 162(m). Section 162(m) generally prohibits us from taking a tax deduction in any tax year for compensation paid to certain executive officers that exceeds $1,000,000, unless the compensation is payable only upon the achievement of pre-established, objective performance goals under a plan approved by our stockholders. We believe the stock option, RSU and performance stock unit awards we have granted to our Named Executive Officers under the 2013 Plan, the Predecessor Plan and our other historical equity compensation plans qualify as performance‑based compensation under Section 162(m), but there is no guarantee that such equity awards, or any other performance‑based compensation paid to our Named Executive Officers, qualify as such. We reserve the discretion to pay compensation to our executives that may not be deductible if we determine that paying such compensation is in the best interests of Cherokee and our stockholders.

Employment Agreements

We have entered into an employment agreement or offer letter with each of our Named Executive Officers that sets forth the terms of his compensation arrangements as described above and certain other terms of his employment with us. The Compensation Committee determined to enter into employment agreements with each of our Named Executive Officers in light of various factors, including their respective levels of responsibility, the retention value of the agreements, particularly the change in control and post‑termination severance benefits provided in the agreements, and internal pay equity factors.

During Fiscal 2017, the Compensation Committee approved and amended and restated employment agreement with Mr. Stupp, which supersedes and replaces his prior employment agreement with us. The terms of Mr. Stupp’s new employment agreement are substantially similar to those of his prior employment agreement with us, except that (i) the contractual term of the new employment agreement extends until January 31, 2020 (whereas the prior employment agreement’s contractual term expired January 31, 2017), and (ii) the determination of the amount of Mr. Stupp’s Performance Bonus for each fiscal year is based on the level of achievement of the Company’s budgeted EBITDA for the applicable fiscal year after taking into account all adjustments to the budgeted EBITDA that are approved by the Board of Directors, as described under “Cash Bonuses—Fiscal 2017 Performance Bonus” above (whereas the prior employment agreement only took into account adjustments to the budgeted EBITDA resulting from any business acquisitions or dispositions consummated during the applicable fiscal year). Each of Messrs. Stupp’s, Siegel’s and Boling’s employment agreement or offer letter with us is described under “Executive Compensation—Employment Agreements” below.

Summary of Fiscal 2017 Executive Compensation

The following table summarizes the compensation of our Named Executive Officers for Fiscal 2017:

				Performance
			Stock Option	Stock Unit
	Base	Cash	Share	Share
Name and Title	Salary ($)(1)	Bonuses ($)(2)	Amount (#)(3)	Amount (#)(4)
Henry Stupp, Chief Executive Officer	750,000	160,000	50,000	10,000
Howard Siegel, President and Chief Operating Officer	425,000	80,000	30,000	6,000
Jason Boling, Chief Financial Officer	300,000	80,000	20,000	3,500

(1)	Represents each Named Executive Officer’s base salary for Fiscal 2017.

(2)	Represents all cash bonuses for Fiscal 2017, consisting of the special transaction cash bonuses described under “Cash Bonuses—Fiscal 2017 Discretionary Cash Bonus” above.

(3)	Represents the special transaction equity awards granted in Fiscal 2017, described under “Equity Compensation—Fiscal 2017 Awards—Special Transaction Awards” above.

(4)	Represents the performance stock units granted in Fiscal 2017, described under “Equity Compensation— Fiscal 2017 Awards—Performance Stock Units” above.

Compensation Committee Report

We, the Compensation Committee, have reviewed and discussed with Cherokee’s management the disclosure under “Compensation Discussion and Analysis” above. Based on this review and discussion, we recommended to the Board of Directors that such Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE:

Frank Tworecke, Chair

Carol Baiocchi

Jess Ravich

This compensation committee report shall not be deemed to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act other than as provided by applicable SEC rules, or to the liabilities of Section 18 of the Exchange Act except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by or paid to our Named Executive Officers for Fiscal 2017, Fiscal 2016 and Fiscal 2015:

						Non-Equity
				Stock	Option	Incentive Plan	All Other	Total
	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(2)	($)(3)	($)(4)	($)
Henry Stupp	2017	750,000	160,000	103,065	184,600	—	54,250	1,251,915
Chief Executive	2016	750,000	—	1,147,000	383,288	155,250	59,036	2,494,574
Officer	2015	750,000	14,000	—	255,592	186,000	64,647	1,270,239
Howard Siegel	2017	425,000	80,000	61,840	110,760	—	47,324	724,924
President, Chief	2016	425,000	—	458,800	351,347	99,000	44,631	1,378,778
Operating Officer & Secretary	2015	425,000	128,000	—	102,237	—	53,485	708,722
Jason Boling	2017	300,000	80,000	36,072	73,840	—	32,611	522,523
Chief Financial	2016	300,000	—	458,800	351,347	69,900	30,647	1,210,694
Officer	2015	288,000	6,000	—	102,237	84,000	28,567	508,804

(1)

Represents discretionary cash bonuses earned for performance during each of the periods presented, including, for Fiscal 2017, the special transaction cash bonuses awarded in connection with the completion of our acquisition of the Hi-Tec and Magnum brands.

(2)

Represents the grant date fair value of awards granted during each of the periods computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. For more information, see Note 9 to the consolidated financial statements contained in the Annual Report filed with the SEC on May 18, 2017.

(3)	Represents the amount of the Performance Bonus earned by the applicable Named Executive Officer for his performance during each of the periods presented.
(4)

Amounts include employer‑paid health insurance premiums and vacation payouts and the employer contributions to the Company’s 401(k) retirement savings plan paid on behalf of each Named Executive Officer.

Grants of Plan‑Based Awards

The following table provides information about each grant of a plan‑based award to a Named Executive Officer in Fiscal 2017:

								All Other
								Option Awards:		Grant Date
		Estimated Future Payouts Under			Estimated Future Payouts Under			Number of	Exercise or	Fair Value of
		Non‑Equity Incentive Plan			Equity Incentive Plan			Securities	Base Price	Stock and
		Awards(1)			Awards(2)			Underlying	of Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Options	Awards	Awards(4)
Name	Date	($)	($)	($)	($)	($)	($)	(#)(3)	($/Sh)	($)
Henry Stupp	4/5/2016	—	—	—	—	10,000	—	—	—	103,065
	12/14/2016	—	—	—	—	—	—	50,000	$11.20	184,600
	—	50,000	200,000	350,000	—	—	—	—	—	—
Howard Siegel	4/5/2016	—	—	—	—	6,000	—	—		61,840
	12/14/2016	—	—	—	—	—	—	30,000	$11.20	110,760
	—	85,000	127,500	170,000	—	—	—	—	—	—
Jason Boling	4/5/2016	—	—	—	—	3,500	—	—	—	36,072
	12/14/2016	—	—	—	—	—	—	20,000	$11.20	73,840
	—	60,000	90,000	120,000	—	—	—	—	—	—

(1)	Represents potential amounts payable under the Performance Bonus. No amounts were actually paid under the Performance Bonus to any Named Executive Officer for his performance in Fiscal 2017.
(2)

Represents the total number of shares that could be earned under performance stock units granted in Fiscal 2017. The shares subject to the performance stock units vest in up to three installments if the average closing price of Cherokee's common stock during the month preceding the end of Cherokee's fiscal year is at least (i) $18.58 for Fiscal 2017, (ii) $20.44 for Fiscal 2018, and (iii) $22.48 for the Company's fiscal year ending February 2, 2019 ("Fiscal 2019"). Since the price target for Fiscal 2017 was not met, the first one‑third of the shares subject to each award failed to vest on the last day of Fiscal 2017, subject to certain “roll over” provisions described under “Compensation Discussion and Analysis—Equity Compensation—Types of Awards” above.

(3)

All stock option awards vest in equal annual installments over three years beginning on the one-year anniversary of the date of grant, subject to continued service through each vesting date and accelerated vesting under certain circumstances.

(4)

Represents the grant date fair value of the awards computed in accordance with FASB ASC Topic 718. For more information, see Note 9 to the consolidated financial statements contained in the Annual Report filed with the SEC on May 18, 2017.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes outstanding equity awards held by our Named Executive Officers as of January 28, 2017:

	Option Awards					Stock Awards
									Equity Incentive
								Equity Incentive	Plan Awards:
								Plan Awards:	Market or
								Number of	Payout Value
						Number of	Market Value of	Unearned	of Unearned
	Number of		Number of			Shares or	Shares or	Shares, Units	Shares, Units
	Securities		Securities			Units of	Units of	or Other	or Other
	Underlying		Underlying	Option		Stock That	Stock That	Rights That	Rights That
	Unexercised		Unexercised	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	Options (#)		Options (#)	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable(1)		Unexercisable(1)	($)	Date	(#)(1)	($)(2)	($)(3)	($)(2)
Henry Stupp	30,001		—	13.06	6/18/2019	—	—	—	—
	50,000		25,000	13.54	5/9/2021	—	—	—	—
	20,000		40,000	22.94	6/8/2022	—	—	—	—
	—		50,000	11.20	6/14/2020	—	—	—	—
	—		—	—	—	33,334	313,340	—	—
	—		—	—	—	—	—	10,000	94,000
Howard Siegel	50,000		—	18.30	8/26/2017	—	—	—	—
	100,000	(4)	—	17.21	3/23/2018	—	—	—	—
	60,000		—	13.06	6/18/2019	—	—	—	—
	20,000		10,000	13.54	5/9/2021	—	—	—	—
	18,333		36,667	22.94	6/8/2022	—	—	—	—
			30,000	11.20	6/14/2020	—	—	—	—
	—		—	—	—	13,334	125,340	—	—
	—		—	—	—	—	—	6,000	56,400
Jason Boling	30,000		—	14.03	3/25/2020	—	—	—	—
	20,000		—	12.02	8/19/2020	—	—	—	—
	20,000		10,000	13.54	5/9/2021	—	—	—	—
	18,333		36,667	22.94	6/8/2022	—	—	—	—
	—		20,000	11.20	6/14/2020	—	—	—	—
	—		—	—	—	13,334	125,340	—	—
	—		—	—	—	—	—	3,500	32,900

(1)

Other than as described below, all stock option and RSU awards vest in equal annual installments over three years beginning on the first anniversary of the date of grant, subject to continued service through each vesting date and accelerated vesting under certain circumstances.

(2)	Determined by multiplying the unvested portion of the stock awards by $9.40, the closing price of our common stock on January 27, 2017.
(3)

Represents the total number of shares that could be earned under performance stock units granted in Fiscal 2017. The shares subject to the performance stock units vest in up to three installments if the average closing price of Cherokee's common stock during the month preceding the end of Cherokee's fiscal year is at least (i) $18.58 for Fiscal 2017, (ii) $20.44 for Fiscal 2018, and (iii) $22.48 for Fiscal 2019. Since the price target for Fiscal 2017 was not met, the first one‑third of the shares subject to each award failed to vest on the last day of Fiscal 2017, subject to certain “roll over” provisions described under “Compensation Discussion and Analysis—Equity Compensation—Types of Awards” above.

(4)

The option award vests in equal annual installments over five years beginning on the first anniversary of the date of grant, subject to continued service through each vesting date and accelerated vesting under certain circumstances.

Restricted Stock Awards Vested

The following table summarizes the Named Executive Officers’ restricted stock awrads vested during Fiscal 2017:

	Stock Awards
	Number of
	Shares	Value
	Acquired on	Realized on
Name	Vesting (#)	Vesting ($)(1)
Henry Stupp	16,666	$236,157
Howard Siegel	6,666	$94,457
Jason Boling	6,666	$94,457

(1)

Determined by multiplying the number of shares vested by $14.17, the closing price of our common stock on June 8, 2016, the vesting date of such shares. As of April 24, 2017, none of our Named Executive Officers had sold any of the shares delivered upon vesting of the stock awards.

Employment Agreements

Restated Employment Agreement with Mr. Stupp

On July 11, 2016, we entered into an Amended and Restated Executive Employment Agreement (the “Restated Employment Agreement”) with Henry Stupp, our Chief Executive Officer, which was approved by the Compensation Committee. The Restated Employment Agreement amends, restates and supersedes in its entirety the employment agreement dated July 16, 2013 between Cherokee and Mr. Stupp. The Restated Employment Agreement has an initial term that expires January 31, 2020, and it will automatically renew for three‑year terms thereafter, unless either party provides written notice of non‑renewal at least 90 days prior to the end of the then‑current term.

Pursuant to the terms of the Restated Employment Agreement, Mr. Stupp is to receive a base salary equal to $750,000 per year, which was his base salary for Fiscal 2017. The Compensation Committee may increase Mr. Stupp’s base salary in its discretion. In addition, Mr. Stupp is eligible to receive the Performance Bonus and an additional discretionary cash bonus of up to $300,000 as determined in the discretion of the Compensation Committee. See the description of the Performance Bonus under “Compensation Discussion and Analysis—Components of Compensation—Cash Bonuses” above. For Fiscal 2017, base salary and non‑incentive plan cash bonuses constituted approximately 73% of Mr. Stupp’s total compensation.

In addition, the Restated Employment Agreement provides that Mr. Stupp will receive equity awards on or about each anniversary of the date of the Restated Employment Agreement in amounts and on terms to be determined by the Compensation Committee in its discretion. Further, the Restated Employment Agreement provides for certain payments upon a termination of Mr. Stupp’s employment with Cherokee, as described under “Potential Payments Upon Termination or Change in Control” below.

Employment Agreement with Mr. Siegel

On July 23, 2015, we entered into an employment agreement (the “Employment Agreement”) with Mr. Siegel, our President and Chief Operating Officer, which was approved by our Compensation Committee. Pursuant to the terms of the Employment Agreement, Mr. Siegel is to receive a base salary equal to $425,000 per year, which was his base salary for Fiscal 2017. Also pursuant to the terms of the Employment Agreement, Mr. Siegel is eligible to receive the Performance Bonus, as described under “Compensation Discussion and Analysis—Components of Compensation—Cash Bonuses” above. For Fiscal 2017, base salary and non‑incentive plan cash bonuses constituted approximately 70% of Mr. Siegel’s total compensation. Mr. Siegel is also eligible to receive equity awards at the times and in the amounts determined by the Compensation Committee in its discretion. In addition, the Employment Agreement provides for certain payments upon a termination of Mr. Siegel’s employment with Cherokee, as described under “Potential Payments Upon Termination or Change in Control” below.

Offer Letter with Mr. Boling

On February 22, 2013, we entered into an offer letter (the “Offer Letter”) with Mr. Boling, our Chief Financial Officer, which was approved by our Compensation Committee and became effective on March 25, 2013. Pursuant to the terms of the Offer Letter, Mr. Boling’s annual base salary was initially $250,000, which amount was increased to $300,000 in May 2014. Also pursuant to the terms of the Offer Letter, Mr. Boling was initially eligible to receive an annual discretionary bonus of up to 40% of his base compensation as determined in the sole discretion of the Compensation Committee, which amount was reduced to 30% of his annual base salary and was tied to the Company’s achievement of certain EBITDA targets pursuant to the terms of the Performance Bonus in May 2014. See the description of the Performance Bonus under “Compensation Discussion and Analysis—Components of Compensation—Cash Bonuses” above. For Fiscal 2017, base salary and non‑incentive plan cash bonuses constituted approximately 73% of Mr. Boling’s total compensation. Mr. Boling is also eligible to receive equity awards at the times and in the amounts determined by the Compensation Committee in its discretion. In addition, the Offer Letter provides for certain payments upon a termination of Mr. Boling’s employment with Cherokee, as described under “Potential Payments Upon Termination or Change in Control” below.

Pension Benefits, Non‑Qualified Defined Contribution and Other Deferred Compensation Plans

We do not have any plans that provide for pension payments or other benefits to our Named Executive Officers at, following or in connection with their retirement. We also do not have any non‑qualified defined contribution plans or other deferred compensation plans that provide for the deferral of compensation on a basis that is not tax‑qualified.

Potential Payments Upon Termination or Change in Control

The descriptions below provide information about the payments and other benefits to which each of our Named Executive Officers would be entitled upon a termination of such Named Executive Officer or a change in control of Cherokee. The tables below show, for each Named Executive Officer, our estimates of Cherokee’s potential cash payments and other benefits that would have been paid to the Named Executive Officer assuming that such a termination or change in control was effected as of January 28, 2017. The tables below also assume that all salary and bonus amounts earned by each Named Executive Officer through the date of such a termination or change in control had already been paid. As a result, all amounts in these tables are only estimates, and the actual amounts that would be paid can only be determined at the time of the event triggering the payments.

Chief Executive Officer—Mr. Stupp

Pursuant to the Restated Employment Agreement, if Cherokee terminates Mr. Stupp’s employment at any time other than for cause or if Mr. Stupp terminates his employment at any time for good reason, then Mr. Stupp would be entitled to receive:

•	an amount equal to 12 months of his then‑current base salary, payable in the form of salary continuation;
•

a pro‑rated Performance Bonus for the fiscal year in which such termination occurs (based on the actual achievement for the full fiscal year and then pro‑rated to reflect the number of days of employment during such fiscal year), payable at the same time as performance bonuses are payable to Cherokee’s other senior executives;

•

an amount equal to one times the average Performance Bonuses paid to Mr. Stupp for the prior two completed fiscal years, payable in a lump sum within 60 days following the termination of Mr. Stupp’s employment;

•	continuation of Mr. Stupp’s medical and dental benefits for 12 months or reimbursement for payments by Mr. Stupp to maintain such benefits; and

•	accelerated vesting of the equity awards held by Mr. Stupp.

Mr. Stupp will only be entitled to receive the foregoing benefits if, among other things, he executes and delivers a general release of claims in favor of Cherokee. Mr. Stupp is not entitled to any severance if his employment is terminated by death or by disability, if his employment is terminated by him for any reason other than good reason or if his employment is terminated by Cherokee for cause, except that if Mr. Stupp’s employment is terminated as a result of his death or disability, then he or his estate would receive a pro‑rated Performance Bonus based upon the methodology described above and the vesting of Mr. Stupp’s equity awards would accelerate. Also pursuant to the Restated Employment Agreement, the performance stock units issued to Mr. Stupp would immediately vest in full if Cherokee’s common stock ceases to be publicly traded as a result of a “going private transaction” having the effects described in Rule 13e‑3(a)(3)(ii) of the Exchange Act.

For purposes of the Restated Employment Agreement:

•

“cause” means Mr. Stupp: (i) is indicted or charged with a felony or crime involving dishonesty, breach of trust, or physical harm to any person; (ii) willfully engages in conduct that is in bad faith and materially injurious to Cherokee; (iii) commits a material breach of the Restated Employment Agreement, which breach is not cured within twenty days after written notice; (iv) willfully refuses to implement or follow a lawful policy of Cherokee, which breach is not cured within twenty days after written notice; or (v) engages in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally; and

•

“good reason” means (i) the assignment to Mr. Stupp of any duties inconsistent with his position, duties, responsibilities or status with Cherokee or a reduction of his duties or responsibilities; (ii) Mr. Stupp no longer reports directly to the Board; (iii) a reduction in Mr. Stupp’s base salary or bonus opportunities; (iv) the requirement that Mr. Stupp be based at any office or location more than 50 miles from Cherokee’s corporate headquarters, except for travel reasonably required in the performance of Mr. Stupp’s responsibilities; or (v) material breach by Cherokee of its material obligations under the Restated Employment Agreement or any other agreement with Mr. Stupp, which breach is not cured within twenty days after written notice.

The following table shows the potential payments to our Chief Executive Officer, Henry Stupp, if a termination or going private transaction had occurred as of January 28, 2017:

	Involuntary Not	Termination	Termination by	Going
	For Cause	Due to Death	Executive For	Private
Benefits and Payments Upon Termination	Termination	or Disability	Good Reason	Transaction
Cash severance payment(1)	$750,000	—	$750,000	—
Continuation of medical and dental benefits(2)	$13,865	—	$13,865	—
Payout of Performance Bonus(3)	$173,000	$173,000	173,000	—
Acceleration of stock options(4)	—	—	—	—
Acceleration of RSUs(5)	$313,340	$313,340	$313,340	—
Acceleration of performance stock units(6)	$94,000	$94,000	$94,000	$94,000
Total:	$1,344,205	$580,340	$1,344,205	$94,000

(1)	Represents 12 months of Mr. Stupp’s base salary as of January 28, 2017.
(2)	Represents the approximate value of the continuation of Mr. Stupp’s medical and dental benefits for 12 months.
(3)

Represents a payment equal to the sum of (i) one times the average Performance Bonuses paid to Mr. Stupp for the prior two completed fiscal years ($173,000, as Mr. Stupp earned a Performance Bonus of $160,000 and $186,000 for Fiscal 2016 and Fiscal 2015, respectively), plus (ii) a pro‑rated Performance Bonus for the fiscal year in which the termination occurs, based on the actual achievement for the full fiscal year and then pro‑rated to reflect the number of days of employment during such fiscal year ($0, as Mr. Stupp did not earn a Performance Bonus for

Fiscal 2017), except that the payment upon a termination due to death or disability is equal to the amount described in clause (ii) only.
(4)	All amounts are $0 because there were no unvested shares subject to stock options that are exercisable for less than $9.40 per share, the closing price of our common stock on January 27, 2017.
(5)	Determined by multiplying the unvested portion of outstanding RSU awards (totaling 33,334 shares) by $9.40 per share, the closing price of our common stock on January 27, 2017.
(6)	Determined by multiplying the unvested portion of outstanding performance stock unit awards (totaling 10,000 shares) by $9.40 per share, the closing price of our common stock on January 27, 2017.

President and Chief Operating Officer—Mr. Siegel

Pursuant to the Employment Agreement, if Cherokee terminates Mr. Siegel’s employment at any time other than for cause, by death or by disability, then Mr. Siegel would be entitled to receive an amount equal to 12 months of his then‑current base salary, payable in the form of salary continuation.

The Employment Agreement also provides that Mr. Siegel would be entitled to receive certain payments if Cherokee undergoes a change of control event or if Cherokee terminates Mr. Siegel’s employment or eliminates Mr. Siegel’s position in connection with a change of control event, as follows:

•

if Cherokee terminates Mr. Siegel’s employment without cause or eliminates Mr. Siegel’s position within three months prior to or 12 months following a change of control event, then Mr. Siegel would be entitled to receive: (i) an amount equal to 12 months of his then‑current base salary, payable in the form of salary continuation, (ii) any earned but unpaid bonus amount, payable as a lump sum, and (iii) continuation of Mr. Siegel’s medical and dental benefits under COBRA for 12 months; and

•

if Cherokee undergoes a change of control event or Cherokee terminates Mr. Siegel’s employment without cause or eliminates Mr. Siegel’s position within three months prior to a change of control event, then Mr. Siegel would also be entitled to acceleration of vesting of all equity awards held by Mr. Siegel as of the time of the change of control event.

Mr. Siegel will only be entitled to receive the foregoing benefits if, among other things, he executes and delivers a general release of claims in favor of Cherokee. Mr. Siegel would not be entitled to any severance if his employment is terminated by death or by disability or if his employment is terminated by him for any reason other than as described above.

For purposes of the Employment Agreement:

•

“cause” means Mr. Siegel: (i) is convicted of or pleads guilty to a felony or crime involving moral turpitude; (ii) is personally dishonest in a manner that directly affects the Company; (iii) engages in willful misconduct or gross negligence; (iv) breaches a fiduciary duty to the Company; (v) commits an act of fraud, embezzlement or misappropriation against the Company; or (vi) fails to substantially perform his duties as the President and Chief Operating Officer of the Company; and

•

a “change of control event” means the sale, transfer, merger or disposition of all or substantially all of the assets or stock of the Company, by way of contribution, reorganization, share exchange, stock purchase or sale, asset purchase or sale, or other form of corporate transaction.

The following table shows the potential payments to our President and Chief Financial Officer, Jason Boling, if a termination and/or change in control had occurred as of January 28, 2017:

		Termination	Termination
	Involuntary Not	Within 3 Months	Within 12 Months	Change
	For Cause	Before Change	After Change	of
Benefits and Payments Upon Termination	Termination	of Control	of Control	Control
Cash severance payment(1)	$425,000	$425,000	$425,000	—
Continuation of medical and dental benefits(2)	$—	$19,863	$19,863	—
Acceleration of stock options(3)	—	—	—	—
Acceleration of RSUs(4)	—	$125,340	—	$125,340
Acceleration of performance stock units(5)	—	$56,400	—	$56,400
Total:	$425,000	$626,603	$444,863	$181,740

(1)Represents 12 months of Mr. Siegel’s base salary as of January 28, 2017, as applicable.

(2)Represents the approximate value of the continuation of Mr. Siegel’s medical benefits for 12 months.

(3)All amounts are $0 because there were no unvested shares subject to stock options that are exercisable for less than $9.40 per share, the closing price of our common stock on January 27, 2017.

(4)Determined by multiplying the unvested portion of outstanding RSU awards (totaling 13,334 shares) by $9.40 per share, the closing price of our common stock on January 27, 2017.

(5)Determined by multiplying the unvested portion of outstanding performance stock unit awards (totaling 6,000 shares) by $9.40 per share, the closing price of our common stock on January 27, 2017.

Chief Financial Officer—Mr. Boling

Pursuant to the Offer Letter, if Cherokee terminates Mr. Boling’s employment other than for cause, then Mr. Boling would be entitled to receive:

•

if such termination occurs at any time before March 25, 2016, (i) an amount equal to six months of his then‑current base salary, payable in the form of salary continuation, and (ii) continuation of his medical and dental benefits for six months; and

•

if such termination occurs at any time after March 25, 2016, (i) an amount equal to 12 months of his then‑current base salary, payable in the form of salary continuation, and (ii) continuation of his medical and dental benefits for 12 months.

The Offer Letter also provides that Mr. Boling would be entitled to receive certain payments if Cherokee undergoes a change of control and, within 12 months following such change of control, any of the following occurs: (i) Mr. Boling’s position is eliminated; (ii) Mr. Boling is terminated for any reason other than for cause; or (iii) Mr. Boling terminates his employment following a material reduction in his duties or responsibilities or an office move that would extend his commute by greater than 30 miles. Under such circumstances, Mr. Boling would be entitled to receive:

•	an amount equal to 12 months of his then‑current base salary;
•	any earned but unpaid bonus amount;
•	continuation of Mr. Boling’s medical and dental benefits under COBRA for 12 months; and
•	acceleration of vesting of all equity awards held by Mr. Boling as of the time of the change of control.

Mr. Boling will only be entitled to receive the foregoing benefits if, among other things, he executes and delivers a general release of claims in favor of Cherokee. Mr. Boling would not be entitled to any severance if his employment is terminated by death or by disability or if his employment is terminated by him for any reason other than as described above following a change of control of Cherokee.

For purposes of the Offer Letter:

•

“cause” means Mr. Boling: (i) is convicted of or pleads guilty to a felony or crime involving moral turpitude; (ii) is personally dishonest in a manner that directly affects the Company; (iii) engages in willful misconduct or gross negligence; (iv) breaches a fiduciary duty to the Company; (v) commits an act of fraud, embezzlement or misappropriation against the Company; or (vi) fails to substantially perform his duties as Chief Financial Officer of the Company; and

•

a “change of control” means the sale, transfer, merger or disposition of all or substantially all of the assets or stock of the Company, by way of contribution, reorganization, share exchange, stock purchase or sale, asset purchase or sale, or other form of corporate transaction.

The following table shows the potential payments to our President and Chief Operating Officer, Howard Siegel, if a termination had occurred as of January 28, 2017:

		Termination
	Involuntary Not	Following Change of
	For Cause	Control Under
Benefits and Payments Upon Termination	Termination	Specified Conditions
Cash severance payment(1)	$300,000	$300,000
Continuation of medical and dental benefits(2)	$10,457	$10,457
Acceleration of stock options(3)	—	—
Acceleration of RSUs(4)	—	$125,340
Acceleration of performance stock units(5)	—	$32,900
Total:	$310,457	$468,697

(1)Represents 12 months of Mr. Boling’s base salary as of January 28, 2017.

(2)Represents the approximate value of the continuation of Mr. Boling’s medical benefits for 12 months.

(3)All amounts are $0 because there were no unvested shares subject to stock options that are exercisable for less than $9.40 per share, the closing price of our common stock on January 27, 2017.

(4)Determined by multiplying the unvested portion of outstanding RSU awards (totaling 13,334 shares) by $9.40 per share, the closing price of our common stock on January 27, 2017.

(5)Determined by multiplying the unvested portion of outstanding performance stock unit awards (totaling 3,500 shares) by $9.40 per share, the closing price of our common stock on January 27, 2017.

Risks Related to Compensation Policies and Practices

The Compensation Committee has considered and regularly monitors whether our overall compensation program for employees in Fiscal 2017 creates incentives for employees to take excessive or unreasonable risks that could materially harm Cherokee. Although risk-taking is a necessary part of building any business, the Compensation Committee focuses on aligning the Company’s compensation policies with the long-term interests of the Company and its stockholders and avoiding short-term rewards for management or other employee decisions that could pose long-term risks to the Company. We believe that several features of our compensation policies for management‑level employees appropriately mitigate these risks, including a mix of long‑ and short‑term compensation incentives that we believe is properly weighted for a company of our size, in our industry and with our stage of growth, and the uniformity of compensation policies and objectives across Cherokee’s employees. We also believe our internal legal and financial controls appropriately mitigate the probability and potential impact of an individual employee committing us to a harmful long‑term business transaction in exchange for short‑term compensation benefits.

Equity Compensation Plans

Cherokee currently maintains one equity compensation plans, the 2013 Plan. The 2013 Plan serves as the successor to the Predecessor Plan, which terminated concurrently with the approval by our stockholders of the 2013 Plan, except that the terms of the Predecessor Plan remain applicable to awards previously granted under the Predecessor Plan that remain outstanding. The terms of the 2013 Plan and the Predecessor Plan are summarized below.

2013 Plan

The 2013 Plan became effective upon its approval by our stockholders on July 16, 2013, and was amended and restated upon the approval of our stockholders on June 6, 2016.

Share Reserve, Share Counting and Other Share Limits

The share reserve under the 2013 Plan consists of (i) 1,200,000 shares, plus (ii) 121,484 shares previously reserved but unissued under the Predecessor Plan, plus (iii) shares subject to outstanding awards granted under the Predecessor Plan (369,001 as of April 24, 2017), which will be available for issuance under the 2013 Plan if they would have returned to the Predecessor Plan as a result of the forfeiture, termination, repurchase, expiration of such awards. The number of shares that actually are added to the 2013 Plan on account of such forfeitures, terminations, repurchases or expirations likely will be substantially fewer than the total number of shares underlying the outstanding Predecessor Plan awards, as it is unlikely that all of the outstanding Predecessor Plan awards will expire or terminate without being exercised or settled. As of April 24, 2017, there were 1,218,747 total shares reserved for issuance under the 2013 Plan, including 845,003 shares subject to outstanding equity awards granted under this plan.

Any shares covered by an award which is forfeited, canceled or expires will be deemed not to have been issued for purposes of determining the maximum number of shares which may be issued under the 2013 Plan. Shares that have been issued under the 2013 Plan pursuant to an award will not be returned to the 2013 Plan and will not become available for future grant under the 2013 Plan, except where unvested shares are forfeited or repurchased by the Company at the lower of their original purchase price or their fair market value. Shares tendered or withheld in payment of an award exercise or purchase price, shares withheld by the Company to pay any tax withholding obligation, and shares purchased in the open market with proceeds of a stock option exercise will not be returned to the 2013 Plan and will not become available for future issuance under the 2013 Plan. In addition, all shares covered by the portion of a stock appreciation right that is exercised will be considered issued pursuant to the 2013 Plan.

With respect to stock options, stock appreciation rights, restricted stock and RSUs that are intended to be performance-based compensation under Section 162(m), the maximum number of shares subject to such awards that may be granted to a participant during a fiscal year of the Company is 100,000 shares, subject to adjustment in the event of a change in our shares or our capital structure.

Administration

The 2013 Plan is administered by the administrator of the plan, which is defined as the Board or one or more committees designated by the Board. The Compensation Committee currently acts as the administrator of the 2013 Plan. With respect to awards granted to officers and directors, the Compensation Committee will be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 under the Exchange Act and Section 162(m).

Eligibility

Persons eligible to receive awards under the 2013 Plan include directors, officers and other employees, consultants, and advisors of Cherokee or any of its subsidiaries. As of April 24, 2017, there were approximately 83 officers (including the three Named Executive Officers) and other employees of the Company and its subsidiaries and seven non-employee directors, all of whom are eligible to receive awards under the 2013 Plan.

Types and Terms of Awards

The 2013 Plan authorizes the grant of a variety of types of awards, including non-qualified stock options, incentive stock options, restricted stock, RSUs, dividend equivalent rights, stock appreciation rights and cash-based awards. All awards under the 2013 Plan may be granted with such vesting schedules and other terms as the administrator of the 2013 Plan may determine in its discretion, subject to the provisions and limitations of the plan. Although the 2013 Plan provides the administrator with such discretion, stock option and RSU awards granted to employees under the 2013 Plan typically vest in equal annual installments over two, three or five years beginning on the one-year anniversary of the date of grant, subject to continued service through each vesting date and, to the extent specified in an award agreement, accelerated vesting under certain circumstances, awards granted under the 2013 Plan that are intended to qualify as performance-based compensation typically vest upon the satisfaction of one or more performance goals established by the plan administrator at or around the time the award is granted.

Treatment of Awards upon Corporate Transaction

The 2013 Plan provides that, in the event of a “corporate transaction,” as defined in the 2013 Plan, all outstanding awards under the 2013 Plan will terminate unless the awards are assumed in connection with the corporate transaction. Except as provided in an individual award agreement, for the portion of each award that is neither assumed nor replaced, such portion of the award will automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) for all of the shares (or other consideration) at the time represented by such portion of the award, immediately prior to the specified effective date of such corporate transaction, provided that the grantee’s continuous service has not terminated prior to such date.

Under the 2013 Plan, a corporate transaction includes, in general, (i) a person’s or group’s acquisition of more than 50% of the total combined voting power of our outstanding securities, (ii) certain changes to the composition of our Board of Directors, (iii) the consummation by the Company of certain mergers, consolidations, reorganizations, business combinations, asset sales or acquisitions, and (iv) a stockholder-approved liquidation or dissolutions of the Company.

Amendment, Suspension and Termination

The 2013 Plan will terminate on April 7, 2026, unless earlier terminated by the Board. The Board may at any time amend, suspend or terminate the 2013 Plan, subject to obtaining stockholder approval for any amendment to the extent necessary to comply with applicable laws and rules.

Predecessor Plan

Share Reserve and Share Limits

The share reserve under the Predecessor Plan consisted of (i) 750,000 shares of our common stock (or the equivalent in other equity securities), plus (ii) any shares of our common stock that could again be optioned, granted or awarded under the terms of our prior equity compensation plan as in effect immediately prior to the adoption of the Predecessor Plan. The maximum number of shares which may be subject to awards granted under the Predecessor Plan to any one individual in any calendar year could not exceed 100,000, and the maximum amount of cash compensation payable pursuant to one or more awards granted under the Predecessor Plan to any one individual in any fiscal year of the Company could not exceed $500,000.

In general, to the extent that an award granted under the Predecessor Plan expires or lapses for any reason, or is settled in cash, any shares subject to the award could again be available for new grants under such plan. The Predecessor Plan prohibited shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award from being available for subsequent grant under such Plan.

Administration

The Predecessor Plan is administered by the administrator of the plan, which is defined as the Compensation Committee or another Board committee with respect to awards granted to officers, employees and consultants, and the full Board with respect to awards granted to directors. With respect to awards granted to officers and directors, the

Compensation Committee or other Board committee serving as the administrator of the plan will be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 under the Exchange Act and Section 162(m).

Eligibility

Persons eligible to receive awards under the Predecessor Plan included independent directors, officers and other employees, consultants, and of Cherokee or any of its subsidiaries.

Types and Terms of Awards

The Predecessor Plan authorized the grant of a variety of types of awards, including non-qualified stock options, incentive stock options, restricted stock, stock appreciation rights, other stock-based awards, including performance shares and stock units, and performance-based cash bonuses. All awards under the Predecessor Plan were granted with such vesting schedules and other terms as the administrator of the Predecessor Plan determined in its discretion, subject to the provisions and limitations of the plan. Although the Predecessor Plan provided the administrator with such discretion, stock option and RSU awards granted to employees under the 2006 Plan typically vest in equal annual installments over two, three or five years beginning on the one-year anniversary of the date of grant, subject to continued service through each vesting date and, to the extent specified in an award agreement, accelerated vesting under certain circumstances, and awards granted under the Predecessor Plan that are intended to qualify as performance-based compensation typically vest upon the satisfaction of one or more performance goals established by the plan administrator at or around the time the award is granted.

Treatment of Awards upon Change in Control

The Predecessor Plan provides that, in the event of a “change in control,” as defined in the Predecessor Plan, the plan administrator may cause all outstanding awards under the Predecessor Plan to terminate at a specified time, including the date of the change in control. Except as provided in an individual award agreement, awards that re not converted, assumed or replaced by a successor entity will become fully exercisable and all forfeiture restrictions on such awards will lapse as of immediately prior to the change in control.

Under the Predecessor Plan, a change in control includes, in general, (i) a person’s or group’s acquisition of more than 50% of the total combined voting power of our outstanding securities, (ii) certain changes to the composition of our Board of Directors, (iii) the consummation by the Company of certain mergers, consolidations, reorganizations, business combinations, asset sales or acquisitions, and (iv) a stockholder-approved liquidation or dissolutions of the Company.

Term

The Predecessor Plan became effective on June 13, 2006 and was terminated on the effective date of the 2013 Plan. No awards may be made under the Predecessor Plan after its termination date, but awards granted prior to such date that extend beyond such date will continue to be subject to the terms of the Predecessor Plan.

U.S. Federal Income Tax Consequences Relating to the 2013 Plan and the Predecessor Plan

The following summary of the federal income tax consequences of the awards granted under the 2013 Plan and the Predecessor Plan does not purport to be complete, and does not discuss non-U.S., state or local tax consequences or additional guidance that is expected to be issued by the Treasury Department under Section 409A of the Code.

The grant of a non-qualified stock option under the 2013 Plan or the Predecessor Plan will not result in any federal income tax consequences to the option holder or to the Company. Upon exercise of a non-qualified stock option, the option holder is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares at the time of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the option holder, subject to possible limitations imposed by Section 162(m) and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the option holder’s total compensation is deemed reasonable in amount. Any gain or loss on the option holder’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

The grant of an incentive stock option under the 2013 Plan or the Predecessor Plan will not result in any federal income tax consequences to the option holder or to the Company. An option holder recognizes no federal taxable income upon exercising an incentive stock option (subject to certain alternative minimum tax rules), and the Company receives no deduction at the time of exercise. In the event of a disposition of shares acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the option holder has held the shares. If the option holder does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the option holder will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances. If the option holder fails to satisfy either of the foregoing holding periods (referred to as a “disqualifying disposition”), he or she must recognize ordinary income in the year of the disposition. The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the shares at the time of exercise and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long- or short-term capital gain, depending on whether the shares were held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the option holder, subject to possible limitations imposed by Section 162(m) and so long as the option holder’s total compensation is deemed reasonable in amount.

Federal income tax consequences of other awards that may be granted under the 2013 Plan or the Predecessor Plan are generally as follows: nontransferable restricted stock subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code results in the recognition of ordinary income equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the participant is retirement eligible or elects to accelerate recognition as of the date of grant); stock appreciation rights, cash and stock-based performance awards, dividend equivalent rights, RSUs, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company is generally entitled to a corresponding deduction at the time the participant recognizes income, subject to possible limitations imposed by Section 162(m) and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of January 28, 2017 about compensation plans under which our equity securities are authorized for issuance:

Equity Compensation Plan Information
	Number of			Number of
	securities to be			securities
	issued upon	Weighted average		remaining
	exercise of	exercise price of		available for
	outstanding	outstanding		future issuance
	options,	options,		under equity
Plan category	warrants and rights	warrants and rights		compensation plans
Equity compensation plans approved by security holders(1)	1,062,502	$16.66	(2)	373,077
Equity compensation plans not approved by security holders(3)	30,000	$14.03		—
Total	1,092,502	$16.59		373,077

(1)Represents shares reserved under the 2013 Plan as of January 28, 2017.

(2)Excludes restricted stock awards and performance stock unit awards, which have no associated exercise price.

(3)Represents outstanding awards granted outside of the Predecessor Plan or the 2013 Plan, consisting of a stock option award to purchase up to 30,000 shares of our common stock granted to Mr. Boling in connection with his hire and appointment as our Chief Financial Officer in March 2013, which has an exercise price of $14.03 per share and a contractual term of seven years and vests in equal annual installments over three years beginning on the first anniversary of the date of grant, subject to continued service through each vesting date and accelerated vesting under certain circumstances.

DIRECTOR COMPENSATION

Director Compensation Program

We use cash and equity compensation to attract and retain qualified candidates to serve on our Board. In setting non‑employee director compensation, we consider the significant amount of time that our directors spend in fulfilling their duties to our Company, as well as the level of experience and skills required of the members of the Board. In addition, we consider how director independence may be affected by director compensation and perquisite types and levels. Directors who are our employees receive no additional compensation for their services as directors.

Each non‑employee director receives the following annual cash compensation for service on our Board and our Board committees:

Cash Amount
($)
Board Compensation:
All non-employee directors	80,000
Chair Compensation:(1)
Chairman of the Board(2)	80,000
Audit Committee Chair	20,000
Compensation Committee Chair	15,000
Nominating & Governance Committee Chair	10,000
Committee Member Compensation:(1)
Audit Committee member	10,000
Compensation Committee member	7,500
Nominating & Governance Committee member	5,000

________________________

(1)Chairman of the Board and Board committee chair and member compensation is in addition to the compensation paid to all non-employee directors.

(2)The Chairman of the Board also receives an additional $5,000 for any in‑person business meeting he attends in his capacity as Chairman of the Board at the request of Cherokee’s management that is held outside of the Los Angeles, California metropolitan area.

In order to provide members of the Board with the opportunity to increase their ownership of our capital stock and thereby more closely align their interests with those of our stockholders, our non‑employee director compensation program provides each director with the opportunity to elect to receive equity awards for all or a portion of his or her annual cash compensation for Board service. As a result, at the meeting of the Board of Directors held in June of each year, each non‑employee member of the Board of Directors must make an election regarding the percentage, up to 100%, of his or her annual compensation for service on the Board of Directors that is to be paid in equity, in the form of RSU awards that are valued based on the closing price of the Company’s common stock on a date selected by the Board for the purpose of determining the number of shares subject to such RSU awards. In June 2016, none of the directors elected to receive any of their annual cash compensation for Board service in the form of RSU awards.

Additionally, in June 2015, the Compensation Committee granted equity awards to each of our non‑employee directors, in the form of (i) stock options to purchase up to 50,000 shares of common stock and RSUs for up to 40,000 shares of common stock granted to Mr. Ravich, and (ii) stock options to purchase up to 25,000 shares of common stock and RSUs for up to 7,500 shares of common stock granted to each of our other non-employee directors at the time of the grants. The Compensation Committee determined to grant these awards in recognition of significant efforts and business successes, including expansion of our brand portfolio with the acquisition of key new brands and expansion of our licensee partnerships for a number of our established brands, and in recognition of value creation over several years. The Board determined that these long-term value-delivery objectives were best achieved with a combination of stock options and RSUs that vest over a three-year period, with the intent of providing a long-term equity incentive to our non-

employee directors that covers this three-year period. As a result, no additional equity awards were granted to our non-employee directors in Fiscal 2017.

Director Compensation Table

The following table provides information about the compensation of Cherokee’s non‑employee directors for Fiscal 2017. Mr. Stupp, our Chief Executive Officer, is not included in this table because he is an employee of the Company and thus receives no additional compensation for his services as a director. The compensation received by Mr. Stupp as an employee of the Company is described under “Compensation Discussion and Analysis: and “Executive Compensation” above.

	Fees Earned or
	Paid in Cash	Total
Name(1)	($)	($)
Timothy Ewing(2)	105,000	105,000
Robert Galvin	105,000	105,000
Keith Hull	100,000	100,000
Jess Ravich	167,500	167,500
Frank Tworecke	92,500	92,500

(1)At the end of Fiscal 2017, each of our non‑employee directors held stock options to purchase the following number of shares of our common stock: (i) Timothy Ewing, 44,000; (ii) Robert Galvin, 36,000; (iii) Keith Hull, 44,000; (iv) Jess Ravich, 61,000; and (v) Frank Tworecke, 36,000. At the end of Fiscal 2017, each of our non‑employee directors held RSUs for the following number of shares of our common stock: (i) Timothy Ewing, 5,000; (ii) Robert Galvin, 5,000; (iii) Keith Hull, 5,000; (iv) Jess Ravich, 26,667; and (v) Frank Tworecke, 5,000.

(2)Mr. Ewing resigned as a director effective as of February 21, 2017. In connection with such resignation, our Compensation Committee, in its capacity as the administrator under the Predecessor Plan and the 2013 Plan, approved the acceleration of the vesting of all of Mr. Ewing’s then-outstanding equity awards that would have vested through the end of his then-current term and the payment to Mr. Ewing of the cash compensation he would have earned for Board service through the end of his then-current term, in each case, in recognition for his years of service as a director of Cherokee. As a result, (i) Mr. Ewing’s outstanding RSUs as of the date of his resignation that would have vested through the date of the Annual Meeting, totaling RSUs for 2,500 shares will vest and settle (ii) his outstanding stock options as of the date of his resignation that would have vested through the date of the Annual Meeting, totaling stock options to purchase 8,333 shares, became exercisable in full (but were all unexercised and forfeited on May 21, 2017), and (iii) all of the cash compensation he would have received for Board service if he had remained on the Board through the date of the Annual Meeting, totaling $36,822, will be paid.

Certain Relationships and Related Person Transactions

Fiscal 2017 Related Party Transactions

Except as described below and except for employment arrangements and compensation for Board service, which are described under “Compensation Discussion and Analysis,” “Executive Compensation” and “Director Compensation” above, since January 31, 2016, there has not been, nor is there currently proposed, any transaction to which we are or were a participant in which the amount involved exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of our common stock or any immediate family member of any of the foregoing had or will have a direct or indirect material interest.

On December 7, 2016, in connection with our acquisition of the Hi-Tec and Magnum footwear brands, we received $5.0 million from Mr. Ravich, the Chairman of the Board, under the Ravich Loan. The terms of the Ravich Loan is described under “Corporate Governance—Compensation Committee Interlocks and Insider Participation” above.

Cherokee has entered into indemnification agreements with each of its directors and executive officers. These agreements require Cherokee to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their director and/or executive officer position with Cherokee.

Policies and Procedures for Review and Approval of Related Party Transactions

Pursuant to the terms of the written charter of the Audit Committee and in accordance with NASDAQ Marketplace Rule 5630, our policy is to require that any transaction with a related party required to be reported under applicable SEC rules, other than compensation‑related matters and waivers of our Code of Business Conduct and Ethics, be reviewed and approved or ratified by our Audit Committee (if such transactions are not reviewed or overseen by another independent body of the Board). We have not adopted formal written procedures for the review, or standards for the approval, of these transactions; rather, our Audit Committee reviews each such transaction on a case‑by‑case basis and generally focuses on whether the terms of the transaction are at least as favorable to us as terms we would receive on an arm’s‑length basis from an unaffiliated third party.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for overseeing Cherokee’s financial reporting processes on behalf of the Board of Directors. Management of Cherokee is responsible for preparing Cherokee’s financial statements, as well as for Cherokee’s financial reporting processes, accounting principles and internal controls. Cherokee’s independent registered public accounting firm is responsible for performing an independent audit of Cherokee’s financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles in the United States of America, as well as for expressing an opinion on Cherokee’s internal control over financial reporting.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed, with the Cherokee’s management and with its independent registered public accounting firm, the Company’s audited consolidated financial statements included in the Annual Report. The Audit Committee has also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Auditing Standards No. 16, “Communications with Audit Committees.” In addition, the Audit Committee has received the written disclosures and the letter from Cherokee’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board (United States) regarding such firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm such firm’s independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Annual Report for filing with the SEC.

The members of the Audit Committee are not engaged in the accounting or auditing profession. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by Cherokee’s management and by Cherokee’s independent registered public accounting firm. As a result, the Audit Committee’s oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles and internal controls, that Cherokee’s financial statements are accurate, that the audit of such financial statements has been conducted in accordance with generally accepted auditing standards or that Cherokee’s independent registered public accounting firm meets the applicable standards for such firm’s independence.

Respectfully submitted,

Audit Committee:

Robert Galvin, Chair

Susan E. Engel

Keith Hull

This audit committee report shall not be deemed to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act other than as provided by applicable SEC rules, or to the liabilities of Section 18 of the Exchange Act except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than 10% of our common stock to file various reports with the SEC concerning their holdings of, and transactions in, our securities. SEC rules also require that copies of these filings be furnished to us. To our knowledge, based solely on our review of the copies of such reports received by us or written representations from persons subject to Section 16(a), we believe that, in Fiscal 2017, our executive officers, directors and 10% stockholders complied with all applicable Section 16(a) filing requirements.

Stockholder Director Nominations and Other Proposals for Our 2018 Annual Meeting of Stockholders

The submission deadline for stockholder proposals to be included in our proxy materials for our 2018 annual meeting of stockholders pursuant to Rule 14a‑8 under the Exchange Act is January 26, 2018 if the meeting is held between May 23, 2018 and July 20, 2018 or, if the meeting is not held within these dates, a reasonable time before we begin to print and send our proxy materials for the meeting. All such proposals must be in writing and sent to our Corporate Secretary at the address of our principal executive offices, and must otherwise comply with Rule 14a‑8 in all respects.

In addition, our Bylaws provide that, for stockholder nominations of directors or other proposals to be considered at an annual meeting of stockholders outside the processes of Rule 14a‑8, a stockholder must have given timely written notice of the nomination or proposal to Cherokee. To be timely for our 2018 annual meeting of stockholders, (i) in the case of a stockholder seeking inclusion of a director nominee or other proposal in our proxy materials, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at the address of our principal executive offices between November 27, 2017 and January 26, 2018 if the meeting is held between May 23, 2018 and July 20, 2018, or if the meeting is not held within these dates, no later than the 90th day before the date of the meeting or the 15th day after our first public announcement of the date of the meeting, whichever is later, and (ii) in the case of a stockholder not seeking inclusion of a director nominee or other proposal in our proxy materials, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not less than 90 days before the date of the meeting. A stockholder’s notice to Cherokee must set forth, as to each matter the stockholder proposes to bring before the meeting, all of the information required by our Bylaws. We will not entertain any director nominations or other proposal at the Annual Meeting or at our 2018 annual meeting of stockholders that do not meet the requirements set forth in our Bylaws. Stockholders may obtain additional information about these advance notice requirements by referencing a copy of our Bylaws contained in the filings we make with the SEC, which are available through our website at www.cherokeeglobalbrands.com or through the SEC’s website at www.sec.gov. Further, if we comply and the stockholder does not comply with the requirements of Rule 14a‑4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or director nomination.

Other Business at the Annual Meeting

The Board of Directors is not aware of any matter to be presented at the Annual Meeting that is not listed on the Notice of Annual Meeting of Stockholders and discussed in this Proxy Statement. If other matters should properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote all proxies in accordance with the recommendation of the Board of Directors or if no such recommendation is given, in their own discretion.

By Order of the Board of Directors,

/s/ Howard Siegel
Howard Siegel
Secretary

Sherman Oaks, California

May 26, 2017

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. CHEROKEE INC. ATTN: Jason Boling ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. 5990 Sepulveda Blvd, Suite 600 Sherman Oaks, CA 91411 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the AllAll The Board of Directors recommends you vote FOR ALL of the director nominees in proposal 1. nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 Robert Galvin 06 Carol Baiocchi 02 Keith Hull 07 Susan Engel 03 Jess Ravich 04 Frank Tworecke 05 Henry Stupp The Board of Directors recommends you vote FOR proposals 2 and 3. 2. Ratification of Ernst & Young LLP as the Company's independent registered public accounting firm for its fiscal year ending February 3, 2018. 3. Approval of a non-binding advisory resolution on executive compensation. For 0 0 1 year 2 years Against 0 0 3 years 0 Abstain 0 0 Abstain 0 The Board of Directors recommends you vote 1 YEAR on proposal 4. 4. Approval of a non-binding advisory resolution on the frequency of holding an advisory vote on executive compensation. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. 0 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000338808_1 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10K Wrap are available at www.proxyvote.com THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CHEROKEE INC. The undersigned hereby appoints Henry Stupp and Jason Boling, and each of them, proxies for the undersigned with full power of substitution, to vote all of the shares which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present at the 2017 Annual Meeting of Stockholders of Cherokee Inc. to be held at the company's corporate office at 5990 Sepulveda Blvd, Suite 600, Sherman Oaks, CA 91411 on June 22, 2017 at 10 A.M. PDT on all matters that may come before such meeting or any adjournment or postponement thereof. If specific instructions are indicated herein, this proxy will be voted in accordance with such instructions. If no such instructions are indicated, this proxy will be voted "FOR ALL" nominees for director listed in proposal 1, "FOR" proposals 2 and 3, for "1 YEAR" for proposal 4, and in the discretion of the appointed proxies upon such other business as may properly come before the meeting. If you vote by phone or Internet, please do not mail this proxy card. Continued and to be signed on reverse side 0000338808_2 R1.0.1.15